UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.        )

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☒	Definitive Proxy Statement

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SMART GLOBAL HOLDINGS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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SMART GLOBAL HOLDINGS, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON JANUARY 24, 2018

December 15, 2017

Dear Shareholder:

You are cordially invited to attend the 2018 Annual Meeting of the Shareholders (the Annual Meeting) of SMART Global Holdings, Inc., a Cayman Islands exempted company (we, us, SMART or the Company). The Annual Meeting will be held on Wednesday, January 24, 2018 at 10:00 a.m. Pacific Time, at the DoubleTree Hotel, 39900 Balentine Drive, Newark, CA 94560, Fremont and Cedar Rooms, for the following purposes:

1. To elect the three nominees for Class I director to serve until the 2021 annual meeting or until their successors are duly elected and qualified;

2. To ratify the selection of Deloitte & Touche LLP as the independent registered public accounting firm for SMART for the current fiscal year;

3. To approve the 2018 Employee Share Purchase Plan; and

4. To approve the material terms of the SMART Global Holdings, Inc. Amended and Restated 2017 Share Incentive Plan for purposes of Section 162(m).

These items of business are more fully described in the proxy statement accompanying this Notice of Annual Meeting of Shareholders (the Proxy Statement).

The record date for the Annual Meeting is December 1, 2017 (the Record Date). Only shareholders of record at the close of business on the Record Date may vote at the Annual Meeting or any adjournment thereof. A complete list of such shareholders will be available for examination by any shareholder for any purpose germane to the Annual Meeting during ordinary business hours at the Company’s U.S. executive offices at 39870 Eureka Drive, Newark, CA 94560-4809 for a period of 10 days prior to the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on

January 24, 2018 at 10:00 a.m. Pacific Time at

The DoubleTree Hotel, 39900 Balentine Drive, Newark, CA 94560; Fremont and Cedar Rooms

The Proxy Statement and annual report to shareholders are available at: www.proxyvote.com.

By Order of the Board of Directors

Bruce Goldberg

Vice President, Chief Legal Officer, Chief Compliance Officer and Secretary

Newark, California

ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE PROXY CARD, OR VOTE OVER THE TELEPHONE OR INTERNET AS INSTRUCTED IN THESE MATERIALS, AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING. EVEN IF YOU HAVE VOTED BY PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE ANNUAL MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE ANNUAL MEETING, YOU MUST OBTAIN A PROXY ISSUED IN YOUR NAME FROM THAT RECORD HOLDER IN ORDER TO BE ENTITLED TO VOTE IN PERSON AT THE ANNUAL MEETING.

i

SMART Global Holdings, Inc.

c/o Maples Corporate Services Limited, P.O. Box 309, Ugland House

Grand Cayman, KY1-1104, Cayman Islands

PROXY STATEMENT

FOR THE 2018 ANNUAL MEETING OF SHAREHOLDERS

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

Pursuant to “Notice and Access” rules adopted by the Securities and Exchange Commission (the SEC), we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending an Important Notice Regarding the Availability of Proxy Materials (the Proxy Availability Notice) to our shareholders of record. All shareholders will have the ability to access the proxy materials on the website referred to in the Proxy Availability Notice free of charge or request to receive a printed set of the proxy materials for the Annual Meeting. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Proxy Availability Notice.

We provided some of our shareholders, including shareholders who have previously requested to receive paper copies of the proxy materials and some of our shareholders who are participants in our benefit plans, with paper copies of the proxy materials instead of the Proxy Availability Notice. If you received paper copies of the proxy materials, we encourage you to help us save money and reduce the environmental impact of delivering paper proxy materials to shareholders by signing up to receive all of your future proxy materials electronically.

We expect that this Proxy Statement and the other proxy materials will be available to shareholders on or about December 15, 2017.

What does it mean if I receive more than one Proxy Availability Notice?

If you receive more than one Proxy Availability Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each Proxy Availability Notice to ensure that all of your shares are voted.

Will I receive any other proxy materials by mail?

We may send you a proxy card, along with a second Proxy Availability Notice, by mail on or after December 26, 2017.

How do I attend the Annual Meeting?

The Annual Meeting will be held on January 24, 2018 at 10:00 am (Pacific Time), at the DoubleTree Hotel, 39900 Balentine Drive, Newark, CA 94560, Fremont and Cedar Rooms. Information on how to vote in person at the Annual Meeting is discussed below. If you plan to attend the Annual Meeting, please note that attendance will be limited to shareholders as of the Record Date. Each shareholder may be asked to present valid photo identification, such as a driver’s license or passport. Shareholders holding shares in brokerage accounts or by a bank or other nominee may be required to show a brokerage statement or account statement reflecting share ownership as of the Record Date.

Who can vote at the Annual Meeting?

Only shareholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. On the Record Date, there were 21,750,893 ordinary shares outstanding and entitled to vote.

Shareholder of Record: Shares Registered in Your Name

If, on the Record Date, your shares were registered directly in your name with SMART’s transfer agent, Computershare Trust Company, N.A., then you are a shareholder of record. As a shareholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy over the telephone or on the Internet as instructed below (See “How do I vote?”) or complete, date, sign and return the proxy card mailed to you to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Nominee

If, on the Record Date, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Proxy Availability Notice is being forwarded to you by the organization that holds your account. The organization holding your account is considered to be the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other nominee regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the shareholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy from your broker, bank or other nominee.

What am I voting on?

There are four matters scheduled for a vote:

•	Election of three Class I directors;

•	Ratification of the selection by the Board of Directors of the Company (the Board or the Board of Directors) of Deloitte & Touche LLP (Deloitte) as the Company’s independent registered public accounting firm for the Company’s fiscal year ending August 31, 2018;

•	Approval of the 2018 Employee Share Purchase Plan (ESPP); and

•	Approval of the material terms of the SMART Global Holdings, Inc. Amended and Restated 2017 Share Incentive Plan (the Plan) for purposes of Section 162(m).

What if another matter is properly brought before the Annual Meeting?

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the accompanying proxy will vote the shares for which you grant your proxy on those matters in accordance with their best judgment.

What is the Board’s voting recommendation?

The Board recommends that you vote your shares:

•	“For” the election of each of the three nominees for director named in this Proxy Statement;

•	“For” the ratification of the selection by the Board of Deloitte as the Company’s independent registered public accounting firm for the Company’s fiscal year ending August 31, 2018;

•	“For” approval of the 2018 Employee Share Purchase Plan; and

•	“For” approval of the material terms of the Plan for purposes of Section 162(m).

How do I vote?

With regard to the election of directors, you may either vote “For” the three nominees to the Board or you may “Withhold” your vote for any nominee you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting.

The procedures for voting depend on whether your shares are registered in your name or are held by a bank, broker or other nominee:

Shareholder of Record: Shares Registered in Your Name

If you are a shareholder of record, you may vote in person at the Annual Meeting, vote by proxy over the telephone, vote by proxy through the Internet, or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote in person even if you have already voted by proxy. Voting in person will have the effect of revoking your previously submitted proxy (see “Can I change my vote after submitting my proxy?” below).

•	To vote over the telephone, dial toll-free (800) 690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the Company number and control number from the Proxy Availability Notice. Your vote must be received by 11:59 p.m., Eastern Time on January 23, 2018 to be counted.

•	To vote through the Internet, go to http://www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the Company number and control number from the Proxy Availability Notice. Your vote must be received by 11:59 p.m., Eastern Time on January 23, 2018 to be counted.

•	To vote using the proxy card, simply complete, sign and date the proxy card that may be delivered to you and return it promptly in the envelope provided. If you return your signed proxy card to us and we receive it before the Annual Meeting, we will vote your shares as you direct.

•	To vote in person, come to the Annual Meeting and we will give you a ballot upon request.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Nominee

If you are a beneficial owner of shares registered in the name of your broker, bank, or other nominee, you should have received a Proxy Availability Notice containing voting instructions from that organization rather than from SMART. Simply follow the voting instructions in the Proxy Availability Notice to ensure that your vote is counted. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other nominee. Follow the instructions from your broker, bank or other nominee included with these proxy materials, or contact your broker, bank or other nominee to request a proxy form.

How many votes do I have?

On each matter to be voted upon, you have one vote for each ordinary share you own as of the Record Date.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of the three nominees for director named in this Proxy Statement, “For” the ratification of Deloitte as the Company’s independent registered public accounting firm, “For” the approval of the ESPP and “For” the approval of the material terms of the Plan for purposes of Section 162(m). If any other matter is properly presented at the Annual Meeting, your proxy holder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Will my vote be kept confidential?

Proxies, ballots and voting tabulations are handled on a confidential basis to protect your voting privacy. This information will not be disclosed, except as required by law.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, members of our Board and our employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.

•	You may grant a subsequent proxy by telephone or through the Internet.

•	You may send a timely written notice that you are revoking your proxy to our Secretary at 39870 Eureka Drive, Newark, CA 94560-4809.

•	You may attend the Annual Meeting and vote in person. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or Internet proxy is the one that is counted, so long as it is provided within the applicable deadline. If your shares are held by your broker, banker or other nominee, you should follow the instructions provided by your broker, bank or other nominee to change your vote or revoke your proxy.

When are shareholder proposals for inclusion in our proxy statement for next year’s annual meeting due?

Shareholders wishing to present proposals for inclusion in our proxy statement for the 2019 annual meeting of shareholders (the 2019 Annual Meeting) pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the Exchange Act), must submit their proposals so that they are received by us at our principal executive offices no later than August 16, 2018. Proposals should be sent to our Secretary, c/o Maples Corporate Services Limited, P.O. Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

When are other proposals and shareholder nominations for next year’s annual meeting due?

With respect to proposals and nominations not to be included in our proxy statement pursuant to Rule 14a-8 of the Exchange Act, our Amended and Restated Memorandum and Articles of Association (our Articles of Association) provide that shareholders who wish to nominate a director to be brought before the shareholders at an annual meeting of shareholders must notify our Secretary by a written notice, which notice must be received at our principal executive offices not less than 120 days nor more than 130 days prior to the anniversary date of the immediately preceding year’s annual meeting of shareholders. For other business to be brought before the shareholders at an annual meeting of shareholders, shareholders must notify our Secretary by a written notice, which notice must be received at our principal executive offices not less than 45 days prior to the anniversary date of the immediately preceding year’s annual meeting of shareholders

Shareholders wishing to present nominations for director for consideration at the 2019 Annual Meeting under these provisions of our Articles of Association must submit their nominations or proposals so that they are received at our principal executive offices not earlier than September 16, 2018 and not later than September 26, 2018 in order to be considered. Shareholders wishing to present other proposals for consideration at the 2019 Annual Meeting under these provisions of our Articles of Association must submit their nominations or proposals so that they are received at our principal executive offices not later than December 10, 2018 in order to be considered.

Nominations or proposals should be sent in writing to our Secretary, c/o Maples Corporate Services Limited, P.O. Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands. A shareholder’s notice to nominate a director or bring any other business before the 2019 Annual Meeting must set forth certain information, which is specified in our Articles of Association. A complete copy of our Articles of Association may be found by accessing SMART’s filings on the SEC’s website at www.sec.gov.

How are votes counted?

Votes will be counted by the inspector of elections appointed for the Annual Meeting.

What is the effect of abstentions and broker non-votes?

Abstentions: Under the laws of the Cayman Islands (under which SMART is incorporated), abstentions are counted as shares present and entitled to vote at the Annual Meeting, but they are not counted as votes cast. Our Articles of Association provide that unless put to the meeting as a special resolution, matters shall be decided by a simple majority of votes cast by such members who, being entitled to do so, vote in person or by proxy at such meeting. Voting at any shareholders’ meeting is by way of a poll.

Broker Non-Votes: A “broker non-vote” occurs when a broker, bank or other nominee holding your shares in street name does not vote on a particular matter because you did not provide the broker, bank or other nominee voting instructions and the broker, bank or other nominee lacks discretionary voting authority to vote the shares because the matter is considered “non-routine” under the New York Stock Exchange rules for brokers. The “non-routine” matters on the agenda for the Annual Meeting include Proposal No. 1—Election of Directors, Proposal No. 3—Approval of the Employee Share Purchase Plan and Proposal No. 4—Approval of the material terms of the 2017 Share Incentive Plan for purposes of Section 162(m).

Broker non-votes will be counted for the purpose of determining whether a quorum is present at the Annual Meeting. However, because broker non-votes will constitute an abstention, they will have no effect on the outcome of the vote on Proposal No. 1—Election of Directors, Proposal No. 3—Approval of the Employee Share Purchase Plan, or Proposal No. 4—Approval of the material terms of the 2017 Share Incentive Plan for purposes of Section 162(m). As a result, if you hold your shares in street name and you do not instruct your broker, bank or other nominee how to vote your shares in the election of directors or the advisory vote related to the approval of our executive compensation program, no votes will be cast on your behalf on these proposals. Therefore, it is critical that you indicate your vote on these proposals if you want your vote to be counted. The proposal to ratify the selection by the Board of Deloitte as our independent registered public accounting firm for the current fiscal year should be considered a “routine” matter. Therefore, your broker, bank or other nominee will be able to vote on Proposal No. 2—Ratification of the Selection by the Board of the Company’s Independent Registered Public Accounting Firm even if it does not receive instructions from you, so long as it holds your shares in its name.

How many votes are needed to approve each proposal?

Proposal	Vote Required
No. 1. Election of Directors	Majority Cast
No. 2. Ratification of the Selection by the Board of the Company’s Independent Registered Public Accounting Firm	Majority Cast
No. 3. Approval of the Employee Share Purchase Plan	Majority Cast
No. 4 Approval of the material terms of the 2017 Share Incentive Plan for purposes of Section 162(m)	Majority Cast

A “Majority Cast” means that a majority of the votes cast on the proposal are voted “For” the proposal.

Accordingly:

•	Proposal No. 1: For the election of directors, each nominee receiving at least a simple majority “For” votes from votes cast will be elected as Class I directors to hold office until the 2021 annual meeting of shareholders. Abstentions and broker non-votes will have no effect.

•	Proposal No. 2: To be approved, a majority of the total votes cast on Proposal No. 2 must be voted “For” the ratification of the selection by the Board of Deloitte as the Company’s independent registered public accounting firm for the current fiscal year. Abstentions and broker non-votes will not be considered votes cast on Proposal No. 2; however, the ratification of the selection by the Board of Deloitte is a matter on which a broker, bank or other nominee has discretionary voting authority, and thus, we do not expect any broker non-votes with respect to Proposal No. 2.

•	Proposal No. 3: To be approved, a majority of the total votes cast on Proposal No. 3 must be voted “For” approval of the Employee Share Purchase Plan. Abstentions and broker non-votes will not be considered votes cast on Proposal No 3.

•	Proposal No. 4: To be approved, a majority of the total votes cast on Proposal No. 4 must be voted “For” approval of the material terms of the 2017 Share Incentive Plan for purposes of Section 162(m). Abstentions and broker non-votes will not be considered votes cast on Proposal No 4.

None of the proposals, if approved, entitles shareholders to appraisal rights under Cayman Islands law or our Articles of Association.

What is the quorum requirement?

A quorum of shareholders is necessary to hold a valid shareholder meeting. A quorum will be present if one or more holders of shares present in person or by proxy (or, if a corporation or other non-natural person, by its duly authorized representative) together holding (or representing by proxy) not less than a majority of the total voting power of all shares outstanding and entitled to vote at the Annual Meeting. On the Record Date, there were 21,750,893 shares outstanding and entitled to vote. Thus, the holders of at least 10,875,447 shares must be present in person or represented by proxy at the Annual Meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy by mail, over the phone or through the Internet (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, then either the chair of the Annual Meeting or the holders of a majority of shares present at the Annual Meeting in person or represented by proxy may adjourn the meeting to another date. At any adjourned Annual Meeting at which a quorum is present, any business may be transacted that might have been transacted at the Annual Meeting as originally notified. If the adjournment is for more than 30 days, or if after that adjournment a new record date is fixed for the adjourned Annual Meeting, a notice of the adjourned Annual Meeting shall be given to each shareholder of record entitled to vote at the adjourned Annual Meeting.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a Current Report on Form 8-K that we expect to file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K with the SEC within four business days after the Annual Meeting, we intend to file a Form 8-K to publish the preliminary results within four business days after the Annual Meeting and file an additional Form 8-K to publish the final results within four business days after the final results are known to us.

JOBS Act Explanatory Note

As a company with less than $1.07 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other obligations that are otherwise applicable generally to public companies. These reduced obligations include:

•	an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002, as amended, or the Sarbanes-Oxley Act.

•	reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

•	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We may take advantage of these provisions for up to five years following our initial public offering (IPO) or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company if we have more than $1.07 billion in annual revenue, have more than $700 million in market value of our ordinary shares held by non-affiliates or issue more than $1.0 billion of non-convertible debt over a three-year period. We may choose to take advantage of some but not all of these reduced burdens. We have taken advantage of many of these reduced reporting burdens in this Proxy Statement. As a result, the information that we provide shareholders may be different than you might get from other public companies in which you hold equity.

The JOBS Act permits an “emerging growth company” like us to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies. We are irrevocably electing to “opt out” of this provision and, as a result, we will comply with new or revised accounting standards as required when they are adopted.

Interest of Certain Persons in Matters to be Acted Upon

The Board of Directors knows of no matters to come before the Annual Meeting other than the matters referred to in this Proxy Statement. However, if any other matters should properly come before the meeting, the persons named in the enclosed proxy intend to vote in accordance with their best judgment. No director, nominee for election as director, or executive officer of SMART has any special interest in any matter to be voted upon other than election to the Board of Directors.

PROPOSAL NO. 1: ELECTION OF DIRECTORS

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF EACH NAMED NOMINEE.

The Company’s Board of Directors is presently comprised of nine members, who are divided into three classes, designated as Class I, Class II and Class III. One class of directors is elected by the shareholders at each annual meeting to serve from the time of their election until the third annual meeting of shareholders following their election. The current terms of our Class I directors expire at the 2018 annual meeting. Class I directors consist of Iain MacKenzie, Sandeep Nayyar and Mukesh Patel. Class II directors consist of Randy Furr, Ajay Shah and Jason White. Class III directors consist of James Davidson, Kenneth Hao and Paul Mercadante.

The Nominating and Corporate Governance Committee of the Board (the NCG Committee) has renominated each of our Class I directors, Messrs. MacKenzie, Nayyar and Patel, as nominees for a three-year term expiring at the 2021 annual meeting of shareholders and until their respective successors are duly elected and qualified, or, if sooner, until the director’s death, resignation or removal.

A brief biography of each nominee and each continuing director is set forth below, including the individual’s age as of November 1, 2017 and information regarding the experience, qualifications, attributes or skills of each nominee that led the NCG Committee to believe that the director should continue to serve on the Board.

Nominees for Election as Directors for a Term Expiring in 2021

Iain MacKenzie, age 59, has served as President of SMART Modular Technologies, a subsidiary of the Company (SMART Modular), since February 2002. He served as a director of SMART Worldwide Holdings, a subsidiary of the Company (SMART Worldwide) since April 2004 and became Chief Executive Officer of SMART Worldwide in September 2005. Mr. MacKenzie also served as a director of the Company since SMART Global Holdings acquired substantially all of the equity interests of SMART Worldwide in August 2011 (the Acquisition). Previously, from 1998 to 2002, Mr. MacKenzie served as Vice President of Worldwide Operations through the sale of SMART Modular to Solectron Corporation (Solectron), an electronics manufacturing services provider, in November 1999, and its integration into Solectron’s Technology Solutions Business unit. Prior to that, Mr. MacKenzie was responsible for the formation and growth of SMART Modular Technologies (Europe) Ltd., and he served as its general manager from 1997 to 1998. Before joining us in 1997, Mr. MacKenzie held various management and leadership positions at other high technology corporations including Hughes Microelectronics, Ferrofluidics, Inc. (NH), Digital Equipment Corp. (semiconductor division), and Apricot Computers Ltd., which was acquired by Mitsubishi Company. Mr. MacKenzie currently serves as a director of Ichor Systems and a member of its Compensation Committee and Audit Committee. Mr. MacKenzie holds the Higher National Diploma in mechanical and production engineering and the Ordinary National Diploma in electrical/electronics engineering, both from the Kirkcaldy College of Technology (Fife University) in Scotland.

As President and Chief Executive Officer, Mr. MacKenzie brings to the Board significant senior leadership, as well as technical expertise and significant experience in operations, engineering, sales, marketing and international transactions. As our top executive, Mr. MacKenzie has direct responsibility for strategy development and execution, and we believe that this perspective, coupled with his 19-year tenure with us, makes him well suited for service on our Board.

Sandeep Nayyar, age 60, has served as a director since September 2014. Mr. Nayyar has been the Vice President and Chief Financial Officer of Power Integrations, Inc., a supplier of high performance electronic components, from 2010 to the present. Prior to that, from 2001 to 2009, Mr. Nayyar served as the Vice President of Finance for Applied Biosystems, Inc., a developer and manufacturer of life-sciences products. From 1990 to 2001, Mr. Nayyar served in various senior finance roles at Quantum Corporation, a computer storage company. Mr. Nayyar served as an Audit Manager at Ernst & Young LLP, a public accounting firm from 1986 to 1990. Mr. Nayyar is a Certified Public Accountant in the State of California and has a Bachelor of Commerce from the University of Delhi, India.

We believe that Mr. Nayyar’s experience in complex technology companies in the semiconductor, life sciences and storage industries, and the perspective he brings as a Certified Public Accountant, make him well qualified for service as a director.

Mukesh Patel, age 59, has served as a director of SMART Worldwide since April 2004, as a director of SMART Modular Technologies (Global Holdings), Inc. since March 2012 and as a director of SMART Global Holdings since March 2013. Mr. Patel is the founder and Managing Director of Invati Capital LLC, a role he has held since 2008. Previously, Mr. Patel served as President and Chief Executive Officer of Metta Technology, which he co-founded in 2004, until its acquisition by LSI Logic Corporation in 2006. From 1999 to 2001, he served as Chief Executive Officer of Sparkolor Corporation, which was acquired by Intel Corporation in 2002. Mr. Patel co-founded our Company in 1988 and served as a director and in various management and executive roles until its acquisition by Solectron in 1999, including as Vice President, Engineering, from 1989 to 1995, and Vice President and General Manager Memory/Processor Product Line, from 1995 to 1999. Prior to co-founding our Company, Mr. Patel served in various roles at semiconductor technology companies, including Seeq Technology Corporation, Advanced Micro Devices, Inc. and Samsung Semiconductor, Inc. Mr. Patel currently serves on the boards of directors of a number of other private technology companies, including AEHR Test Systems. He holds a B.S. degree in Electrical Engineering from Bombay University, India.

As our co-founder and former executive, Mr. Patel brings to our Board significant strategic and operational experience, as well as a wealth of historical knowledge about our Company and industry. These factors, combined with Mr. Patel’s experience as a venture capital investor and semiconductor executive, his service on the boards and board committees of technology companies and his expertise in mergers and acquisitions make him well qualified for service as a director.

Continuing Directors

Ajay Shah, age 58, has served as director and Chairman of the Board of SMART Worldwide since its spin-off from Solectron in April 2004 and a director and Chairman of the Board of SMART Global Holdings since the Acquisition in August 2011. On November 7, 2017, Mr. Shah assumed the role of Executive Chairman assisting us to further develop and execute our strategic initiatives. Mr. Shah joined Silver Lake, a global investment firm, in 2007, and is the co-founder and Managing Partner of the firm’s middle market strategy, Silver Lake Sumeru. Since 2014, Mr. Shah has also served as a Senior Operating Partner of Sumeru Equity Partners, a middle-market private equity firm. Previously, he founded Shah Capital Partners, a private equity firm. Mr. Shah co-founded SMART Modular in 1988 and served as Chairman of the board of directors and Chief Executive Officer through SMART Modular’s initial public offering in 1995 and until 1999, when it was acquired by Solectron. Mr. Shah founded and managed the Technology Solutions Business unit of Solectron from 1999 to 2002. Mr. Shah currently serves on the boards of directors of a number of private technology companies including Opera Solutions, LLC and Velocity Technology Solutions, Inc. Mr. Shah previously served on the boards of directors of Magellan Navigation, Inc., AVI-SPL, Inc., CMAC MicroTechnology, Flex, Ingenient Technologies Inc., Northern California Public Broadcasting, Power-One, Inc., PulseCore Semiconductor, Spansion Inc. and TES Electronic Solutions. He is a senior fellow of the American Leadership Forum, serves on the boards of National Audubon Society and The Indian School of Business, India and is a Trustee of the America India Foundation. Mr. Shah has a B.S. in Engineering from the University of Baroda, India and an M.S. degree in Engineering Management from Stanford University.

As co-founder and former Chief Executive Officer of SMART Modular, Mr. Shah brings to our Board extensive strategic and operational experience, as well as considerable historical knowledge about our Company and industry. We believe that these factors, combined with Mr. Shah’s substantial experience in investing and finance and his service on the boards and board committees of technology companies make him well qualified for service as a director and Executive Chairman of the Board of Directors of SMART Global Holdings.

James Davidson, age 58, has served as a director since 2011. Mr. Davidson co-founded Silver Lake in 1999 and serves as a Managing Partner and Managing Director. From 1990 to 1998, Mr. Davidson was an investment banker with Hambrecht & Quist, a technology-focused investment bank and venture capital firm, most recently serving as Managing Director and Head of Technology Investment Banking. From 1984 to 1990, Mr. Davidson was a corporate and securities lawyer with Pillsbury, Madison & Sutro. Mr. Davidson currently serves on the boards of directors of a number of private technology companies. In addition, Mr. Davidson previously served on the boards of directors of Avago Technologies Ltd., Flex and Seagate Technology plc. Mr. Davidson holds B.S. degrees in Mathematics and Political Science from the University of Nebraska and a J.D. from the University of Michigan.

We believe that Mr. Davidson’s leadership and business experience, his broad understanding of the operational, financial and strategic issues facing technology companies and his service on the boards and board committees of technology companies make him well qualified for service as a director.

Randy Furr, age 63, has served as a director since September 2017. Mr. Furr joined Bloom Energy in April 2015 and is currently Bloom Energy’s Executive Vice President and Chief Financial Officer. Prior to Bloom Energy, he served as Spansion’s Corporate Executive Vice President and Chief Financial Officer from June 2009 to March 2015. Mr. Furr has 30 years of experience in the technology sector and is an experienced financial and operations executive. Mr. Furr also held senior executive positions as Executive Vice President and Chief Financial Officer at Magellan Navigation, Inc. from August 2008 to June 2009, and as Chief Operating Officer and Chief Financial Officer at Aliph, a consumer Bluetooth telephony device company, from April 2008 to August 2008. Prior to that, Mr. Furr was at Adobe Systems, Inc., where he served as Senior Vice President, Business Process Improvement from May 2007 to January 2008, as Senior Vice President and Interim Chief Information Officer from November 2006 to May 2007, and as Executive Vice President and Chief Financial Officer from May 2006 to November 2006. Before joining Adobe Systems, Inc., Mr. Furr spent 13 years at Sanmina Corporation, an electronics manufacturing services provider, where he served as President and Chief Operating Officer from 1996 to 2005 and as Executive Vice President and Chief Financial Officer from 1992 to 1996. Mr. Furr served as a director of Sanmina Corporation from 1998 until 2005. Mr. Furr holds a Bachelor of Business Administration degree from the University of Oklahoma and is a Certified Public Accountant.

We believe that Mr. Furr’s substantial experience as an executive at several public companies in the technology sector, as well as his background as a Certified Public Accountant, make him well qualified for service as a director.

Kenneth Hao, age 49, has served as a director since 2011. He is a Managing Partner and Managing Director of Silver Lake. Prior to joining Silver Lake in 2000, Mr. Hao was an investment banker with Hambrecht & Quist, a technology-focused investment bank and venture capital firm, for 10 years, most recently serving as a Managing Director in the Technology Investment Banking group. Mr. Hao currently serves on the boards of directors of Broadcom, SolarWinds and Symantec. In addition, Mr. Hao previously served as a director of NetScout Systems, Inc., UGS Corp., Network General Corporation and Certance Holdings, which was acquired by Quantum Corporation and formerly a division of Seagate Technology. Mr. Hao holds an A.B. degree in Economics from Harvard College.

We believe that Mr. Hao’s substantial experience as an investor in, and advisor to, technology companies and his service on the boards and board committees of technology companies make him well qualified for service as a director.

Paul Mercadante, age 57, has served as a director since August 2011. He joined Silver Lake in 2007, and serves as a Managing Director of Silver Lake Sumeru. Mr. Mercadante has also served as a Managing Director of Sumeru Equity Partners since 2014. Previously, Mr. Mercadante was Operating Partner at Shah Capital Partners from 2004 to 2006. Prior to that, from 2002 to 2004, Mr. Mercadante was President of Force Computers, an embedded computing business owned by Solectron, which subsequently was acquired by Motorola, Inc. Prior to Force Computers, Mr. Mercadante was Vice President of Strategic Planning for the Technology Solutions Business Unit of Solectron and Vice President and Product Line Manager of SMART Modular. Mr. Mercadante

currently serves on the boards of directors of a number of private technology companies. In addition, Mr. Mercadante previously served on the board of directors of Spansion Inc. Mr. Mercadante holds a B.A. degree in Economics from the State University of New York.

We believe that Mr. Mercadante’s substantial experience in private equity and finance, his technology background and his service on the boards and board committees of technology companies make him well qualified for service as a director.

Jason White, age 36, has served as a director since 2011. He joined Silver Lake in 2006, and is a Director of Silver Lake Partners. Prior to joining Silver Lake, Mr. White was an investment banker with the Media & Communications Investment Banking Group and the Equity Products Group at Morgan Stanley & Co. LLC, an investment bank, from 2003 to 2006. Mr. White currently serves on the boards of directors of a number of private technology companies. Mr. White holds a B.S.E. degree in Operations Research & Financial Engineering from Princeton University.

We believe that Mr. White’s experience in investment banking and private equity make him well qualified for service as a director.

CORPORATE GOVERNANCE AND BOARD MATTERS

This section describes key corporate governance guidelines and practices that we have adopted. Complete copies of our Corporate Governance Guidelines, the charters of the committees of the Board and our Code of Business Conduct and Ethics, described below, can be found in the Governance section of the Investors section of our website at www.smartm.com. Alternatively, you can request a copy of any of these documents free of charge by writing to: Bruce Goldberg, Vice President, Chief Legal Officer, Chief Compliance Officer and Secretary, c/o SMART Modular Technologies, Inc., 39870 Eureka Drive, Newark, CA 94560. Information on our website is not incorporated by reference in this Proxy Statement.

Board Composition

Our Board currently consists of nine members. In accordance with our Articles of Association, our Board is divided into three classes with staggered terms. At each annual meeting of shareholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. The number of directors may be changed by the affirmative vote of a majority of the directors or, at any time when Silver Lake (defined to include investment funds affiliated with Silver Lake Partners and Silver Lake Sumeru) collectively owns at least 40% of our outstanding ordinary shares, by the affirmative vote of a majority of our outstanding ordinary shares.

Our directors are divided among the three classes as follows:

•	Class I directors consist of Iain MacKenzie, Sandeep Nayyar and Mukesh Patel, whose terms expire at the 2018 Annual Meeting;

•	Class II directors consist of Randy Furr, Ajay Shah and Jason White, whose terms expire at the 2019 Annual Meeting; and

•	Class III directors consist of James Davidson, Kenneth Hao and Paul Mercadante, whose terms expire at the 2020 annual meeting of shareholders.

Independence of the Board of Directors

The Board has determined that, of all of the nominees and continuing directors, only Mr. Furr, Mr. Nayyar and Mr. Patel are independent directors. We define “independent directors” pursuant to the rules of the SEC and the NASDAQ. To be considered independent, a director cannot be an officer or employee of our Company or its subsidiaries, and cannot have a relationship with our Company or its subsidiaries that, in the opinion of our Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making the “independence” determination, our Board considered all relevant facts and circumstances, including the director’s commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships. Our Board consults with our Company’s legal counsel to ensure that its determinations are consistent with all relevant laws, rules and regulations regarding the definition of “independent director,” including applicable securities laws and the rules of the SEC and NASDAQ. There are no family relationships between any director and any of our executive officers.

Board Leadership Structure

On November 7, 2017, we announced that Mr. MacKenzie has decided to transition to a revised role during the 2018 calendar year. Mr. MacKenzie will remain a member of our Board following the transition, but he will no longer serve as our President and Chief Executive Officer. It is anticipated that a search for a new Chief Executive Officer will commence in the near future. Mr. MacKenzie will remain in his current Chief Executive Officer position until the new Chief Executive Officer is in place and expects to be available to assist the new Chief Executive Officer with the transition. In addition, Ajay Shah, Chairman of the Board, has increased his responsibilities and assumed the role of Executive Chairman assisting us to further develop and execute our strategic initiatives.

The Board believes that it is important to retain the flexibility to allocate the responsibilities of the offices of Chairman or Executive Chairman of the Board and Chief Executive Officer in any manner that it determines to be in the best interests of the Company at any point in time. Currently Mr. Shah serves as our Executive Chairman. The Board reviews its leadership structure periodically, but believes its current structure provides effective leadership.

Role of the Board in Risk Oversight

Risk is inherent with every business, and we face a number of risks, including strategic, financial, business and operational, legal and compliance, and reputational. A list of risk factors associated with our business can be found in our Annual Report on Form 10-K for our fiscal year ended August 25, 2017, as well as our Registration Statement on Form S-1 as filed with the SEC. One of the Board’s key functions is informed oversight of the Company’s risk management process. The Board believes that its current leadership structure facilitates its risk oversight responsibilities. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. For example, the Board acts as the ultimate decision-making body of the Company and advises and oversees management, who are responsible for the day-to-day operations and management of the Company. The Audit Committee monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of our internal audit function. The NCG Committee monitors the effectiveness of our corporate governance guidelines and policies. The Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

It is the responsibility of the committee chairs to report findings regarding material risk exposures to the Board as quickly as possible. The Company’s Chief Legal Officer and Chief Financial Officer coordinate between the Board and management with regard to the determination and implementation of responses to any problematic risk management issues.

Meetings of the Board of Directors

The Board oversees our business. It establishes overall policies and standards and reviews the performance of management. During the fiscal year ended August 25, 2017, the Board held 12 meetings. Each Board member attended 75% or more of the aggregate meetings of the Board and of the committees on which he served held during the period for which he was a director or committee member. The Company’s directors are encouraged to attend our annual meetings of shareholders, but we do not currently have a policy relating to director attendance. We did not hold a 2017 annual meeting of shareholders because we were not a publicly-traded company prior to May 2017.

The independent and non-executive members of our Board meet regularly in executive sessions outside of the presence of management. The independent and non-employee directors met regularly prior to, and/or after, regularly scheduled meetings of the Board during fiscal year 2017. The independent and non-executive directors also conducted telephonic meetings and/or updates during fiscal year 2017.

Information Regarding Committees of the Board of Directors

The Board has a number of committees that perform certain functions for the Board. The current committees of the Board are the Audit Committee, the Compensation Committee and the NCG Committee. Below is a description of each of these committees. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities.

We refer to directors nominated by Silver Lake as the Silver Lake Directors. Pursuant to the Sponsor Shareholder Agreement, for so long as Silver Lake may nominate a Silver Lake Director, Silver Lake is entitled to have a Silver Lake Director serve as a member of each of the committees of the Board; however, if we establish a committee to consider a proposed transaction between Silver Lake and us, then such Board committee may exclude from participation such Silver Lake Director nominated by the Silver Lake entity which transaction is being considered by such committee. See “Certain Relationships and Related Party Transactions—Sponsor Shareholder Agreement” elsewhere in this Proxy Statement.

Audit Committee

The Board has a separately designated standing Audit Committee established in accordance with Section 3(a)(58) of the Exchange Act. The Audit Committee was established by the Board to assist the Board in its oversight of the integrity of our financial statements and internal controls, the design, implementation and performance of our internal audit function, and our compliance with legal and regulatory requirements. In addition, the Audit Committee assists the Board in its oversight of the qualification, independence and performance of our independent registered public accounting firm and recommends to the Board the appointment of our independent registered public accounting firm.

The Audit Committee is currently composed of four directors: Messrs. Furr, Patel, White and Nayyar (Chair). In 2017, the Audit Committee held 8 meetings. The Audit Committee is governed by a written charter, which can be found in the Governance section of the Investors section of our website at www.smartm.com. Information on our website is not incorporated by reference in this Proxy Statement. The Audit Committee has the authority to obtain, at our expense, advice and assistance from internal and external legal, accounting or other advisors and consultants and other external resources that the Audit Committee considers necessary or appropriate in the performance of its duties.

The Audit Committee’s charter provides for a self-evaluation at least annually. The Audit Committee also reviews and assesses the adequacy of its charter at least annually, and recommends any proposed changes to the Board for its consideration.

The Board has determined that Mr. Furr, Mr. Nayyar and Mr. Patel satisfy the “independence” requirements of NASDAQ and the Exchange Act. The Company will phase-in the independence requirements of the NASDAQ corporate governance rules, which require a fully independent Audit Committee within one year of listing. The Board has determined that all members are qualified as audit committee financial experts within the meaning of SEC regulations. The Audit Committee oversees our accounting and financial reporting processes and the audits of the financial statements of the Company.

Report of the Audit Committee of the Board of Directors

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the preparation and integrity of the consolidated financial statements and the reporting process, including establishing and monitoring the system of internal financial controls. In this context, during fiscal year 2017, the Audit Committee met and held discussions with management and Deloitte & Touche LLP (Deloitte), the Company’s independent registered public accounting firm. Management has represented to the Audit Committee that the Company’s consolidated financial statements for the fiscal year ended August 25, 2017, were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the audited financial statements of the Company with management of the Company and with Deloitte. In addition, the Audit Committee has discussed with Deloitte the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (PCAOB). The Audit Committee has received from Deloitte the written disclosures and the letter required by applicable requirements of the PCAOB regarding Deloitte’s communications with the Audit Committee concerning independence and has discussed with Deloitte the independence of Deloitte from the Company and its management. The Audit Committee has also concluded that the provision of the non-audit services to the

Company in fiscal year 2017 was compatible with Deloitte’s independence. Based on the foregoing, the Audit Committee has recommended to the Board, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended August 25, 2017, for filing with the SEC. The Audit Committee and the Board have also recommended the selection of Deloitte as the Company’s independent registered public accounting firm for the year ending August 31, 2018.

The material in this report is not deemed “soliciting material,” is not deemed “filed” with the SEC, is not subject to Regulation 14A or 14C or to the liabilities of Section 18 of the Exchange Act, and is not to be incorporated by reference into any filing of SMART under the Securities Act of 1933, as amended (the Securities Act), or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Respectfully submitted by the members of the Audit Committee of the Board of Directors:

Sandeep Nayyar, Chair

Randy W. Furr

Mukesh Patel

Jason White

Compensation Committee

The Compensation Committee acts on behalf of the Board to oversee the Company’s director and executive compensation and benefits policies, evaluate executive officer performance and compensation and review the Company’s management succession plan. Among other things, the Compensation Committee is responsible for:

•	reviewing and approving, or recommending to the Board to approve, the compensation for our senior executives;

•	reviewing and approving the compensation for independent directors;

•	reviewing and evaluating our executive compensation and benefits policies generally;

•	reviewing management succession planning;

•	reporting to our Board periodically;

•	evaluating its own performance and reporting to our Board on such evaluation;

•	periodically reviewing and assessing the adequacy of the compensation committee charter and recommending any proposed changes to our Board; and

•	such other matters that are specifically delegated to the compensation committee by our Board from time to time.

The Compensation Committee is currently composed of two directors: Messrs. Patel and Shah (Chair). The Board has availed the Company of certain exemptions afforded to controlled companies under NASDAQ corporate governance rules, which during fiscal 2017 exempted us from the requirement that we have a compensation committee composed entirely of independent directors. During 2017, the Compensation Committee held 2 meetings.

The Compensation Committee is governed by a written charter, which was adopted by the Board in May 2017. The Compensation Committee charter can be found in the Governance section of the Investors section of our website at www.smartm.com. Information on our website is not incorporated by reference in this Proxy Statement. The Compensation Committee charter grants the Compensation Committee sole authority to retain or obtain the advice of a compensation consultant, legal counsel or other adviser, including the authority to approve the consultant’s reasonable compensation. The Compensation Committee may select such advisers, or receive advice from any other adviser, only after taking into consideration all factors relevant to that person’s independence from management, including those independence factors enumerated by NASDAQ.

Compensation Committee Interlocks and Insider Participation

None of our executive officers currently serves, or served during the last completed fiscal year, on the compensation committee or board of directors of any other entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee. Mr. Shah and Mr. Patel co-founded SMART Modular in 1988. Mr. Shah served as Chairman of the board of directors and Chief Executive Officer through SMART Modular’s initial public offering in 1995 and until 1999, when it was acquired by Solectron. Mr. Patel served as a director and in various management and executive roles until SMART Modular’s acquisition by Solectron in 1999. Mr. Shah has been designated by Silver Lake to serve on our Compensation Committee and is affiliated with the Silver Lake entities that were party to our Amended and Restated Transaction and Management Fee Agreement (the Management Agreement), which was originally entered into in connection with the Acquisition and was terminated upon the completion of our IPO in May 2017. See “Certain Relationships and Related Party Transactions—Management Agreement.”

Nominating and Corporate Governance Committee

The NCG Committee is generally responsible for identifying qualified Board candidates, recommending director nominees and appointments to Board committees, evaluating Board performance, and overseeing the Company’s Corporate Governance Guidelines. To that end, the NCG Committee is responsible for, without limitation:

•	reviewing qualifications of candidates for membership on our Board, and identifying and recommending to the Board qualified individuals for membership on the Board and its committees;

•	evaluating, at least annually, the performance of the directors as well as the committee’s own performance and reporting to the Board on such evaluation;

•	reviewing the adequacy of the composition of the Board and its committees;

•	overseeing compliance with the corporate governance guidelines and code of business conduct and ethics and reporting on such compliance to the Board; and

•	reviewing and assessing periodically the adequacy of its charter and recommending any proposed changes to the Board for approval.

The NCG Committee is composed of three directors, Messrs. Mercadante, Nayyar and White (Chair). The NCG Committee held 1 meeting during 2017. The Board determined that only Mr. Nayyar is independent within the meaning of the NASDAQ rules. The Board has availed the Company of certain exemptions afforded to controlled companies under NASDAQ corporate governance rules, which during fiscal 2017 exempted us from the requirement that we have a nominating and corporate governance committee composed entirely of independent directors.

The NCG Committee is governed by a written charter. The NCG Committee charter can be found in the Governance section of the Investors section of our website at www.smartm.com. The NCG Committee charter complies with the guidelines established by the NASDAQ. Information on our website is not incorporated by reference in this Proxy Statement. The charter of the NCG Committee grants the NCG Committee authority to retain and terminate any advisers, including search firms to identify director candidates, including sole authority to approve all such advisers’ fees and other retention terms.

The NCG Committee’s charter provides for a self-evaluation at least annually. The NCG Committee also periodically reviews and assesses the adequacy of its charter and recommends any proposed changes to the Board for approval.

Shareholder Communications with the Board of Directors

Our relationship with our shareholders is an important part of our corporate governance program. Engaging with our shareholders helps us to understand how they view us, to set goals and expectations for our performance, and to identify emerging issues that may affect our strategies, corporate governance, compensation practices or other aspects of our operations. Our shareholder and investor outreach includes investor road shows, analyst meetings, and investor conferences and meetings. We also communicate with shareholders and other stakeholders through various media, including our annual report and SEC filings, proxy statement, news releases, and our website. Our conference calls for quarterly earnings releases are open to all. These calls are available in real time and as archived webcasts on our website for a period of time.

As set forth in our Corporate Guidelines, unless otherwise indicated in such Guidelines or the Company’s policies, all requests for communications with individual directors or the Board by shareholders shall initially be made to our Secretary.

Code of Business Conduct and Ethics

The Board has adopted a Code of Business Conduct and Ethics that is applicable to all employees and directors. A copy of our Code of Business Conduct and Ethics is available in the Governance section of the Investors section of our website at www.smartm.com. Information on our website is not incorporated by reference in this Proxy Statement. If we make any substantive amendments to our Code of Business Conduct and Ethics or grant any waiver from a provision of our Code of Business Conduct and Ethics to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website in accordance with the requirements of Item 5.05 of Form 8-K.

Director Equity Ownership Guidelines

As stated in the Corporate Governance Guidelines, the Board believes that directors should hold meaningful equity ownership positions in the Company. The NCG Committee may recommend to the Board specific director ownership guidelines.

Anti-Hedging and Anti-Pledging Policy

Under our insider trading policy, all of our executive officers and directors are prohibited from engaging in short-sales, transactions in put or call options, hedging transactions or other inherently speculative transactions in SMART shares and from pledging SMART shares in any circumstance, including by purchasing SMART shares on margin or holding SMART shares in a margin account.

Director Compensation

Prior to our IPO in May 2017, we did not have a formal policy for compensation of directors. On October 18, 2016, our Board of Directors approved annual retainers for Mr. Nayyar of $20,000 for serving as our independent director and $6,000 for serving as the chair of our Audit Committee, in each case payable quarterly commencing with the first quarter of fiscal 2017. On June 20, 2017, shortly after our IPO, our Board of Directors increased the annual retainer for independent directors to $50,000 per year, payable quarterly in arrears, effective as of the beginning of the fourth quarter of fiscal 2017, which retainer was paid to all independent directors. During fiscal 2017, Mr. Nayyar received annual cash retainers of $27,500 for serving as an independent director and $6,000 for serving as the chair of our Audit Committee and Mr. Patel received $12,500 for serving as an independent director. In addition, Mr. Nayyar received 5,333 restricted share units (RSUs) with 50% vesting on September 23, 2017 and 50% vesting on September 23, 2018. No other directors received compensation during fiscal 2017.

In September 2017, our Board of Directors approved the following policy for compensation of its independent directors starting in fiscal 2018:

•	Annual cash retainers, paid quarterly and with no separate meeting fees:

Board
$60,000

Committee	Chair	Member
Audit	$20,000	$10,000
Compensation	$15,000	$7,500
Nominating & Corporate Governance	$10,000	$5,000

•	Annual equity grants: On the first Friday following the date of the annual shareholder meeting, each independent director who has served on the Board of Directors for at least 12 months will receive RSUs with a grant date value of approximately $120,000, vesting in full on the first anniversary (or, if earlier, on the date of the next annual shareholder meeting at which the director’s term would expire).

New appointments to the Board receive RSUs in an amount based on when during the year they commence service, with vesting through the second January that occurs after the appointment. On September 18, 2017, the Board appointed Randy Furr to the Board and the Audit Committee. Mr. Furr received a grant of RSUs with a grant date value of approximately $170,000, with a portion vesting on the first anniversary of the grant and the remainder vesting in January 2019.

The following table shows the compensation paid to our non-employee directors during fiscal 2017. Our only employee director, Mr. MacKenzie, did not receive separate compensation for his service as director. Mr. Furr is not included in the table because he was appointed after the end of fiscal 2017. We also provide reimbursement for expenses.

Non-Employee Director Compensation in Fiscal 2017

Name	Fees Earned or Paid in Cash ($)	Share Awards($) (2)	Total ($)
Ajay Shah	—	—	—
James Davidson	—	—	—
Kenneth Hao	—	—	—
Paul Mercadante	—	—	—
Sandeep Nayyar (1)	33,500	48,160	81,660
Mukesh Patel	12,500	—	12,500
Jason White	—	—	—

(1)	As of August 25, 2017, Mr. Nayyar held 4,162 unvested RSUs, and no other non-employee directors held any equity awards.
(2)	Amount represents the grant date fair value of RSUs in the amount of 5,333 shares granted to Mr. Nayyar during fiscal 2017, as calculated in accordance with ASC 718. See Note 9(a) to the consolidated financial statements included in our Form 10-K for the fiscal year ended August 25, 2017 for the assumptions used in calculating this amount.

PROPOSAL NO. 2: RATIFICATION OF THE SELECTION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL NO. 2.

The Board has selected and approved of Deloitte & Touche LLP (Deloitte) as the Company’s independent registered public accounting firm for the fiscal year ending in August 2018. Deloitte has served as our independent registered public accounting firm since 2014. Representatives of Deloitte plan to attend the Annual Meeting and will be available to answer appropriate questions from shareholders. They will have the opportunity to make a statement if they desire to do so.

Neither our Articles of Association nor other governing documents or law require shareholder ratification of the selection of Deloitte as the Company’s independent registered public accounting firm. However, the Board is submitting the selection of Deloitte to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Board will reconsider whether or not to retain Deloitte. Even if the selection is ratified, the Board in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Board determines that such a change would be in the best interest of the Company and its shareholders.

Independent Registered Public Accounting Firm

The following is a summary of the fees and services provided by Deloitte to the Company for fiscal years 2017 and 2016:

	Fiscal Year
Description of Services Provided by Deloitte	2017	2016
Audit Fees(1)	$2,157,465	$1,423,424
Audit Related Fees	—	—
Tax Fees(2)	$173,021	$227,482
All Other Fees(3)	$4,575	$4,575

TOTAL	$2,335,061	$1,655,481

(1)	Audit fees for Deloitte for 2017 and 2016 were for professional services rendered for the audits of our financial statements, review of interim financial statements, assistance with registration statements filed with the SEC and services that are normally provided by Deloitte in connection with statutory and regulatory filings or engagements. Fees for the year ended August 25, 2017, included $0.6 million billed in connection with the filing of our Registration Statements on Form S-1 in connection with our IPO.
(2)	Includes fees for tax compliance, tax advice, and tax planning services. These services include assistance regarding federal, state and international tax compliance, tax return review, tax audits and miscellaneous consulting services.
(3)	Includes fees for professional services other than the services reported above. These services include permissible business advisory and consulting services, such as training seminars and subscriptions to an accounting regulatory database.

The Audit Committee or delegate thereof pre-approves the scope of the audit, audit-related and tax services provided by our independent registered public accounting firm, as well as all associated fees and terms, pursuant to pre-approval policies and procedures established by the Audit Committee. The Audit Committee evaluates the independent registered public accounting firm’s qualifications, performance and independence, and presents its conclusions to the full Board on at least an annual basis. All of the services provided by Deloitte since our IPO in May 2017, and fees for such services, were pre-approved by the Audit Committee in accordance with these standards.

PROPOSAL NO. 3: APPROVAL OF THE 2018 EMPLOYEE SHARE PURCHASE PLAN

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL NO. 3.

Our shareholders are being asked to approve our 2018 Employee Share Purchase Plan (ESPP). The Board has approved the ESPP, subject to the approval of our shareholders. The ESPP is a broad-based plan that provides employees of the Company and its designated affiliates with the opportunity to become Company shareholders through periodic payroll deductions that are applied towards the purchase of ordinary shares at a discount from the then-current market price. The ESPP does not provide for discretionary grants.

The Board believes that the ESPP is in the best interest of the Company because it will provide an important tool to attract, retain and reward the talented employees and officers needed for our success. In addition, in encouraging share ownership by employees, the ESPP will align the interests of employees and shareholders.

If approved by the shareholders, a total of 350,000 ordinary shares will be made available for purchase under the ESPP, such number to be increased annually by a fixed amount over the 10 year term of the ESPP, as described below.

Summary of Material Provisions of the ESPP

The principal features of the ESPP are summarized below, but the summary is qualified in its entirety by reference to the full text of the ESPP. A copy of the ESPP is attached to this Proxy Statement as Appendix A and is incorporated herein by reference. For purposes of this Proposal, “Committee” means the Compensation Committee of our Board or such other committee appointed by the Board or Committee to administer the ESPP, and “Administrator” means the Committee or, subject to applicable law, one or more of the Company’s officers or management team appointed by the Board or Committee to administer the day-to-day operations of the ESPP.

Purpose of the ESPP

The purpose of the ESPP is to provide an opportunity for eligible employees of the Company and any parent, subsidiary or affiliate of the Company that has been designated by the Committee (each, a “Designated Company”) to purchase shares of the Company at a discount through voluntary contributions from such employees’ eligible pay, thereby attracting, retaining and rewarding such persons and strengthening the mutuality of interest between such employees and the Company’s shareholders.

The rights granted under the ESPP are intended to be treated as either (i) purchase rights granted under an “employee stock purchase plan,” as that term is defined in Section 423 of the Internal Revenue Code (the “Code”) (i.e., rights granted under a “423 Offering”), or (ii) purchase rights granted under an employee stock purchase plan that is not subject to the requirements of Section 423 of the Code (i.e., rights granted under a “Non-423 Offering”). The Committee has discretion to grant purchase rights under either a 423 Offering or a Non-423 Offering.

Shares Subject to ESPP and Adjustments upon Changes in Capitalization

A total of 350,000 of the Company’s ordinary shares will be initially authorized and reserved for issuance under the ESPP. Such shares may be authorized but unissued shares, treasury shares or shares purchased on the open market. Subject to adjustment in the event of certain changes in our capitalization, the maximum aggregate number of shares that may be sold under the ESPP will be cumulatively increased automatically on September 1, 2018 and each subsequent September 1, through and including September 1, 2027, by a number of ordinary shares equal to the smallest of (i) 1.5% of the number of ordinary shares issued and outstanding on the immediately preceding fiscal year end date, (ii) 300,000 ordinary shares, or (c) an amount determined by the Board (the “annual increase”).

In the event of any change affecting the number, class, value or terms of the Company’s outstanding ordinary shares by reason of a share dividend, share split, reverse share split, reorganization, recapitalization, merger, amalgamation, consolidation, spin-off, combination, transaction or exchange of ordinary shares, or other corporate exchange, or any cash dividend or distribution to shareholders other than ordinary cash dividends or any transaction similar to the foregoing, then the Committee, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the ESPP, will, in such manner as it may deem equitable, adjust the number, class and/or kind of shares of the Company that may be delivered under the ESPP (including the numerical limits and annual increase described above), the purchase price per share and the number of shares covered by each purchase right under the ESPP that has not yet been exercised.

Administration

The ESPP will be administered by the Committee. The Committee will have, among other authority, the authority to interpret the ESPP, to determine eligibility and adjudicate disputed claims under the ESPP, to determine the terms and conditions of purchase rights under the ESPP, and to make any other determination and take any other action desirable for the administration of the ESPP. For purchase rights granted under a 423 Offering, the Committee is authorized to adopt such rules and regulations for administering the ESPP as it may deem necessary to comply with the requirements of Section 423 of the Code. To the extent not prohibited by applicable laws, the Committee may delegate its authority to a subcommittee, the Administrator or other persons or groups of persons, including to assist with the day-to-day administration of the ESPP.

Non-U.S. Sub-Plans

The Committee will also have the authority to adopt such sub-plans as are necessary or appropriate to permit the participation in the ESPP by employees who are foreign nationals or employed outside the United States. Such sub-plans may vary the terms of the ESPP, other than with respect to the number of shares reserved for issuance under the ESPP and the term of the ESPP, to accommodate the requirements of local laws and procedures for non-U.S. jurisdictions. For this purpose, the Committee is authorized to adopt sub-plans for non-U.S. jurisdictions that vary the terms of the ESPP regarding, without limitation, eligibility to participate, the definition of eligible pay, the dates and duration of offering periods, the method of determining the purchase price and the discount at which shares may be purchased, any minimum or maximum amount of contributions a participant may make in an offering period or other specified period under the applicable sub-plan, the handling of payroll deductions, the treatment of purchase rights upon a change in control or a change in capitalization of the Company, the establishment of bank, building society or trust accounts to hold contributions, the payment of interest, conversion of local currency, withholding procedures and handling of share issuances and restrictions on the sale of shares.

Eligibility

Generally, any individual in an employee-employer relationship with the Company or a Designated Company for income tax and employment tax withholding and reporting purposes is eligible to participate in the ESPP and may participate by submitting an enrollment form to the Company under procedures specified by the Administrator. As of November 1, 2017, approximately 1,190 employees, including all five executive officers, were eligible to participate in the ESPP.

However, the Committee, in its discretion may determine on a uniform basis for an offering that employees will not be eligible to participate if they: (i) have not completed at least two years of service since their last hire date (or such lesser period determined by the Committee), (ii) customarily work not more than 20 hours per week (or such lesser number of hours determined by the Committee), (iii) customarily work not more than five months per calendar year (or such lesser number of months determined by the Committee), (iv) are highly compensated employees within the meaning of Section 414(q) of the Code, or (v) are highly compensated employees within the meaning of Section 414(q) of the Code with compensation above a certain level or are officers subject to the disclosure requirements of Section 16(a) of the Exchange Act.

No employee is eligible for the grant of any purchase rights under the ESPP if, immediately after such grant, the employee would own shares possessing 5% or more of the total combined voting power or value of all classes of shares of the Company or of any parent or subsidiary of the Company (including any shares which such employee may purchase under all outstanding purchase rights), nor will any employee be granted purchase rights to buy more than $25,000 worth of shares (determined based on the fair market value of the shares on the date the purchase rights are granted) under the ESPP in any calendar year such purchase rights are outstanding.

Eligible employees who are citizens or resident of a jurisdiction outside the United States may be excluded from participation in the ESPP if their participation is prohibited under local laws or if complying with local laws would cause a 423 Offering to fail to qualify under Section 423 of the Code. In the case of a Non-423 Offering, eligible employees may be excluded from participation in the ESPP or an offering if the Administrator has determined that participation of such eligible employees is not advisable or practicable for any reason.

Offering Periods

The ESPP will be implemented by consecutive offering periods with a new offering period commencing on the first trading day of the relevant offering period and terminating on the last trading day of the relevant offering period. Unless and until the Committee determines otherwise in its discretion, each offering period will consist of two separate successive six-month purchase periods. Unless otherwise determined by the Committee, purchase periods will run from April 16th (or the first trading day thereafter) through October 15th (or the first trading day prior to such date) and from October 16th (or the first trading day thereafter) through April 15th (or the first trading day prior to such date). If the ESPP is approved by the shareholders, the first offering period under the ESPP is anticipated to run from April 16, 2018 through April 15, 2019.

The Committee has the authority to establish additional or alternative sequential or overlapping offering periods, a different duration for one or more offering periods or purchase periods or different commencement or ending dates for such offering periods, provided that no offering period may have a duration that exceeds 27 months. Unless otherwise determined by the Committee, if the fair market value of a share on a purchase date is less than or equal to the fair market value of a share on the first trading day of the applicable offering period, then that offering period will terminate immediately and the participants in such terminated offering period will be automatically enrolled in a new offering period beginning on the first trading day of such new purchase period.

Payroll Deductions

Except as otherwise provided by the Committee, up to a maximum of 15% of a participant’s “eligible pay” (as defined in the ESPP) may be contributed by payroll deductions toward the purchase of shares during each purchase period, or if payroll deductions are not permitted under applicable local law, such other method of contribution as specified by the Committee. A participant may elect to increase or decrease the rate of such contributions during any subsequent enrollment period by submitting the appropriate form online through the Company’s designated plan broker or to the Administrator. During a purchase period, a participant may effect one reduction to his or her contribution rate, including to 0%, to become effective as soon as possible after completing an amended enrollment form. If a participant reduces his or her rate of contributions to 0% during an offering period and does not increase such rate of contributions above 0% prior to the commencement of the next subsequent offering period, such action will be treated as the participant’s withdrawal from the ESPP. A participant may not increase contributions with effect within the same offering period unless otherwise determined by the Administrator. At any time during the enrollment period for a subsequent offering period (or by such other deadline as may be prescribed by the Administrator), a participant may increase his or her contribution rate by completing an amended enrollment form. In such case, the increased rate would become effective on the first day of the first offering period following the completion of such amended enrollment form.

Purchase Price

Unless otherwise determined by the Committee prior to the commencement of an offering period and subject to adjustment in the event of certain changes in our capitalization, the purchase price per share at which shares are sold in an offering period under the ESPP will be equal to the lesser of 85% of the fair market value of the shares (i) on the applicable entry date for an offering period, or (ii) on the purchase date (i.e., the last trading day of the purchase period). For this purpose “entry date” means the date on which an eligible employee first commences participation in an offering period under the ESPP, which date will generally be either the first trading day of the offering period or the first trading day of a purchase period within such offering period. For this purpose, “fair market value” generally means the closing price of the shares on the applicable date. The Committee has authority to establish a different purchase price for any 423 Offering or Non-423 Offering, provided that the purchase price applicable to a 423 Offering complies with the provisions of Section 423 of the Code. As of November 1, 2017, the closing price of an ordinary share on the Nasdaq Global Select market was $29.96.

Purchase of Shares

Each purchase right will be automatically exercised on the applicable purchase date, and shares will be purchased on behalf of each participant by applying the participant’s contributions for the applicable purchase period to the purchase of whole shares at the purchase price in effect for that purchase date.

The maximum number of shares purchasable per participant during any single offering period may not exceed 2,500 shares (or such other limit as may be imposed by the Committee), subject to adjustment in the event of certain changes in our capitalization.

Any payroll deductions not applied to the purchase of shares on any purchase date due to the limitations imposed under the ESPP on the number of shares that may be purchased will be carried over to the next purchase period, provided that if the purchase date is for the last purchase period of an offering period then any remaining amounts (other than any amount representing a fractional share) will be refunded to the participant without interest as soon as practicable.

Transferability

Purchase rights granted under the ESPP are not transferable by a participant other than by will or by the laws of descent and distribution, and are exercisable only during the participant’s lifetime and only by the participant.

Withdrawals

A participant may withdraw from an offering period and receive a refund of contributions by submitting the appropriate form online through the Company’s designated plan broker or to the Administrator within the time period prescribed by the Administrator. Upon receipt of such notice, deductions of contributions on behalf of the participant will be discontinued commencing with the payroll period immediately following the effective date of the notice of withdrawal, and such participant will not be eligible to participate in the ESPP until the enrollment period for the next subsequent new offering period under the ESPP. Amounts credited to the account of any participant who withdraws within the time period prescribed by the Administrator will be refunded, without interest, as soon as practicable.

Termination of Employment

If a participant ceases to be an eligible employee prior to a purchase date, contributions for the participant will be discontinued and any amounts credited to the participant’s account will be refunded, without interest, as soon as practicable, except as otherwise provided by the Administrator.

Subject to the discretion of the Administrator, if a participant is granted a paid leave of absence, the participant’s payroll deductions will continue and amounts credited to the participant’s account may be used to purchase shares as provided under the ESPP. If a participant is granted an unpaid leave of absence, the participant’s payroll deductions will be discontinued and no other contributions will be permitted (unless otherwise determined by the Administrator), but any amounts credited to the participant’s account may be used to purchase shares on the next applicable purchase date. Where the period of leave exceeds three months and the participant’s right to reemployment is not guaranteed by statute or by contract, the employment relationship will be deemed to have terminated for purposes of the ESPP three months and one day following the commencement of such leave.

Unless otherwise determined by the Administrator, a participant whose employment transfers or whose employment terminates with an immediate rehire (with no break in service) by or between the Company and a Designated Company will not be treated as having terminated employment for purposes of participating in the ESPP or an offering; however, if a participant transfers from a 423 Offering to a Non-423 Offering, the exercise of the participant’s purchase right will be qualified under the 423 Offering only to the extent that such exercise complies with Section 423 of the Code. If a participant transfers from a Non-423 Offering to a 423 Offering, the exercise of the participant’s purchase right will remain non-qualified under the Non-Section 423 Offering.

Change in Control

In the event of a “Change in Control” (as defined in the ESPP), each outstanding purchase right will be equitably adjusted and assumed or an equivalent purchase right substituted by the successor company or a parent or subsidiary of such successor corporation. In the event that the successor corporation refuses to assume or substitute the purchase right or is not a publicly traded corporation, or there is no successor corporation in the case of a liquidation or dissolution of the Company, the offering period then in progress will be shortened by setting a new purchase date before the date of the proposed Change in Control, after which the offering period will end.

Term and Amendment and Termination of ESPP

The ESPP will become effective upon its adoption by the Board, subject to approval by the shareholders of the Company. The ESPP will continue in effect for a term of 10 years from the date of such approval by the Company’s shareholders, unless sooner terminated by the Board.

The Board or the Committee may amend the ESPP at any time, provided that if shareholder approval is required pursuant to the Code, securities laws or regulations, or the rules or regulations of the securities exchange on which the Company’s shares are listed or traded, then no such amendment will be effective unless approved by the Company’s shareholders within such time period as may be required. The Board may suspend the ESPP or discontinue the ESPP at any time, including shortening an offering period in connection with a spin-off or similar corporate event. Upon termination of the ESPP, all contributions will cease, all amounts credited to a participant’s account will be equitably applied to the purchase of whole shares then available for sale, and any remaining amounts will be promptly refunded, without interest, to the participants.

U.S. Federal Income Tax Information

The following summary briefly describes U.S. federal income tax consequences of purchase rights under the ESPP based on tax laws as in effect on the date of this Proxy Statement for participants who are tax resident in the United States, but is not a detailed or complete description of all U.S. federal tax laws or regulations that may apply, and does not address any local, state or other country laws. Therefore, no one should rely on this summary for individual tax compliance, planning or decisions. Participants in the ESPP should consult their own professional tax advisors regarding the taxation of purchase rights under the ESPP. The discussion below concerning tax deductions that may become available to us under U.S. federal tax law is not intended to imply that we will necessarily obtain a tax benefit or asset from those deductions. Taxation of equity-based payments in countries other than the United States does not generally correspond to U.S. federal tax laws, and is not covered by the summary below.

423 Offerings

Rights to purchase shares granted under a 423 Offering are intended to qualify for favorable federal income tax treatment available to purchase rights granted under an employee stock purchase plan which qualifies under the provisions of Section 423(b) of the Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the ESPP are sold or otherwise disposed of. If the shares are disposed of within two years from the purchase right grant date (i.e., the beginning of the offering period or, if later, the date the participant entered the offering period) or within one year from the purchase date of the shares, a transaction referred to as a “disqualifying disposition,” the participant will realize ordinary income in the year of such disposition equal to the difference between the fair market value of the shares on the purchase date and the purchase price. The amount of such ordinary income will be added to the participant’s basis in the shares, and any additional gain or resulting loss recognized on the disposition of the shares after such basis adjustment will be a capital gain or loss. A capital gain or loss will be long-term if the participant holds the shares for more than one year after the purchase date.

If the shares purchased under the ESPP are sold (or otherwise disposed of) more than two years after the purchase right grant date and more than one year after the shares are transferred to the participant, then the lesser of (i) the excess of the sale price of the shares at the time of disposition over the purchase price, and (ii) the excess of the fair market value of the shares as of the purchase right grant date over the purchase price (determined as of the first day of the offering period) will be treated as ordinary income. If the sale price is less than the purchase price, no ordinary income will be reported. The amount of any such ordinary income will be added to the participant’s basis in the shares, and any additional gain or resulting loss recognized on the disposition of the shares after such basis adjustment will be long-term capital gain or loss.

The Company (or applicable Designated Company) generally will be entitled to a deduction in the year of a disqualifying disposition equal to the amount of ordinary income realized by the participant as a result of such disposition, subject to the satisfaction of any tax reporting obligations. In other cases, no deduction is allowed.

Non-423 Offerings

If the purchase right is granted under a Non-423 Offering, then the amount equal to the difference between the fair market value of the shares on the purchase date and the purchase price will be treated as ordinary income at the time of such purchase. In such instances, the amount of such ordinary income will be added to the participant’s basis in the shares, and any additional gain or resulting loss recognized on the disposition of the shares after such basis adjustment will be a capital gain or loss. A capital gain or loss will be long-term if the participant holds the shares for more than one year after the purchase date.

The Company (or applicable Designated Company) generally will be entitled to a deduction in the year of purchase equal to the amount of ordinary income realized by the participant as a result of such disposition, subject to the satisfaction of any tax-reporting obligations. For U.S. participants, FICA/FUTA taxes will be due in relation to ordinary income earned as a result of participation in a Non-423 Offering.

New Plan Benefits

The benefits to be received pursuant to the ESPP by the Company’s officers and other employees are not currently determinable as they will depend on the purchase price of our shares in offering periods after the implementation of the ESPP, the market value of our ordinary shares on various future dates, the amount of contributions eligible officers and other employees elect to make under the ESPP and similar and other factors. As of the date of this Proxy Statement, no officer or other employee has been granted any purchase rights under the proposed ESPP.

PROPOSAL NO. 4: APPROVAL OF THE MATERIAL TERMS OF THE 2017 SHARE INCENTIVE PLAN FOR PURPOSES OF SECTION 162(M)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL NO. 4.

Background and Purpose of Proposal

We are asking shareholders to approve the material terms of the performance goals, including award limits, under our Amended and Restated 2017 Share Incentive Plan, which we refer to as the “Plan,” for purposes of Section 162(m) of the Code. No amendments or modifications to the Plan are being proposed.

The Plan provides for the grant of incentive share options, nonstatutory share options, restricted share awards, RSU awards, share appreciation rights (SARs), performance share awards and other forms of equity compensation, as well as cash-based awards, which may be granted to employees, including officers, non-employee directors and consultants. Our Board of Directors and shareholders adopted the Plan prior to our IPO as an amendment and restatement of our prior plan. In order to allow for the future grant of certain types of awards under the Plan to qualify as tax-deductible performance-based compensation under Section 162(m) of the Code, we are asking shareholders to approve the material terms of the performance criteria and award limits under the Plan. The material terms of the Plan are described below.

In general, under Section 162(m) of the Code as in effect on as of December 1, 2017, in order for a public company to be able to deduct compensation in excess of $1 million paid in any one year to the Chief Executive Officer or our other named executive officers other than the principal financial officer (collectively referred to as “covered employees”), such compensation must qualify as performance-based. One of the requirements of performance-based compensation for purposes of Section 162(m) of the Code is that the material terms of the performance goals under which compensation may be paid be disclosed to and approved by shareholders. For purposes of Section 162(m) of the Code, the material terms include the types of performance criteria that may be used as performance factors under the Plan, the maximum number of shares subject to any share options, SARs or performance-based RSUs or restricted share awards, and the maximum amount of performance cash awards, that may be granted to any individual in any single year. With respect to the various types of awards under the Plan, each of these aspects is discussed below, and as noted above, shareholders are being asked under this proposal to approve each of these aspects of the Plan for purposes of the approval requirements of Section 162(m). Regardless of whether our shareholders approve this proposal, for a transition period following our IPO, we should be eligible to grant awards under the Plan to our covered employees that are not subject to the limitations of Section 162(m).

Summary of Material Features of the Plan

The following is a summary of the Plan. This summary does not purport to be complete, and is qualified in its entirety by reference to the full text of the Plan, which is attached as Appendix B to this proxy statement.

Purposes and Eligibility Under the Plan

The Plan is intended to help the Company secure and retain the services of eligible award recipients, provide incentives for such persons to exert maximum efforts for the success of the Company and provide a means by which the eligible recipients may benefit from increases in value of our ordinary shares. As of November 1, 2017, approximately 276 employees (including all five executive officers) and nine directors were eligible to receive awards under the Plan, although actual recipients are in the sole discretion of the administrator of the Plan.

Pursuant to the terms of the Plan, our Board of Directors, or a committee appointed by our Board, will act as the administrator of the Plan. In the case of awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code, such committee will consist of two or more “outside directors” within the meaning of Section 162(m) of the Code.

Authorized Shares and Limits on Awards.

As of August 25, 2017, equity awards for 1,788,476 options to purchase ordinary shares were outstanding with a weighted-average exercise price of approximately $12.66 per ordinary share, other awards with respect to 378,059 shares were outstanding, and 1,491,226 ordinary shares remained available for future grants.

Upon our IPO in May 2017, we initially reserved 1,500,000 ordinary shares for future grants, plus any shares that are returned to the Plan as a result of forfeiture or other termination of outstanding awards. In addition, the number of shares reserved under the Plan is subject to an annual increase on the first day of each fiscal year for ten years, equal to the lesser of (i) 1,500,000 shares, (ii) 2.5% of the ordinary shares outstanding on the last day of the immediately preceding fiscal year and (iii) such smaller number of shares as determined by our Board of Directors or committee. On September 1, 2017, the reserve was increased by 2.5%, or 541,652 shares.

Subject to the provisions relating to adjustments upon changes in the shares of the ordinary shares, no participant may be granted during any calendar year (i) options and SARs covering more than 2,000,000 ordinary shares, (ii) performance awards denominated in shares covering more than 1,000,000 shares, and (iii) with respect to any performance award or cash-based award denominated by dollar value, $10,000,000 during any calendar year.

In addition, subject to the provisions below relating to adjustments upon changes in the shares of the ordinary shares, during any calendar year, no non-employee director may be granted (i) award(s) (denominated in shares) with a grant date fair value exceeding $750,000 or (ii) award(s) denominated in cash in excess of $750,000.

Performance Goals

For performance awards intended to be performance-based compensation under Section 162(m), the performance awards shall be conditioned upon the achievement of pre-established goals relating to one or more of the following performance measures, as determined in writing by an applicable committee: cash flow; cash flow from operations; earnings (including, but not limited to, earnings before interest, taxes, depreciation and amortization or some variation thereof); earnings per share, diluted or basic; earnings per share from continuing operations; net asset turnover; inventory turnover; capital expenditures; debt; debt reduction; working capital; return on investment; return on sales; net or gross sales; market share; economic value added; cost of capital; change in assets; expense reduction levels; productivity; delivery performance; safety record and/or performance; environmental record and/or performance; share price; return on equity; total or relative increases to shareholder return; return on invested capital; return on assets or net assets; revenue; income or net income; operating income or net operating income; operating profit or net operating profit; gross margin; operating margin or profit margin; completion of acquisitions; business expansion; product diversification; new or expanded market penetration; and other non-financial operating and management performance objectives. To the extent consistent with Section 162(m), the committee may determine that certain adjustments shall apply, in whole or in part, in such manner as determined by the committee, to exclude or include the effect of specified events that occur during a performance period. Performance measures may be determined either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or subsidiary entity thereof, either individually, alternatively or in any combination, and measured over a period of time including any portion of a year, annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous fiscal years’ results or to a designated comparison group, in each case as specified by the committee. All such performance goals shall be established in writing no later than ninety (90) days after the beginning of the applicable performance period (or, if longer or shorter, within the maximum period allowed under Section 162(m) and regulations promulgated thereunder).

Other Material Terms of Awards

Options and SARs granted under the Plan will exercise or base prices of no less than the fair market value of such shares on the grant date and have a maximum term of ten years. Restricted share awards and RSUs do not have an exercise price. The vesting requirements, as well as any other terms and conditions, of equity and cash awards will be determined by the Board or the committee. Vesting may be time-based or performance-based or a combination.

In the event of any share dividend, share split, reverse share split, reorganization, recapitalization, merger, amalgamation, consolidation, spin-off, combination, transaction or exchange of shares, or other corporate exchange, or any cash dividend or distribution to shareholders other than ordinary cash dividends or any transaction similar to the foregoing, the Board or the committee shall equitably adjust:

•	the number or kind of shares or securities issued or reserved for issuance pursuant to the Plan or pursuant to outstanding awards under the Plan, as well as any individual award limits under the Plan;

•	the exercise price of any option; and/or

•	any other affected terms of such awards.

Upon a change in control, as defined in the Plan, the Board or the committee may cause any outstanding award to be:

•	continued by us;

•	assumed, or substituted with a substantially equivalent award, by the successor company (or its parents or any of its subsidiaries); or

•	canceled in consideration of a cash payment or alternative award equal in value to the consideration to be paid in the change in control transaction, directly or indirectly, to holders of the same number of shares subject to such award (or if no consideration is paid, then the fair market value) over the aggregate exercise price.

In the event of a dissolution or liquidation, then all outstanding awards will terminate immediately prior to such event. The Board or the committee may amend, modify or terminate any award under the Plan; provided that any such amendment, modification or termination that would adversely affect a participant’s rights requires the consent of such participant.

The Plan will terminate in 2027 unless the term is extended or terminated earlier by the Board of Directors.

U.S. Federal Income Tax Information

The information set forth below is only a summary and does not purport to be complete. The information is based upon federal income tax rules in effect as of December 1, 2017 and therefore is subject to change when those rules change. Because the tax consequences to any participant may depend on his or her particular situation, each participant should consult his or her tax adviser regarding the federal, state, local, and other tax consequences of the grant or exercise of a share award or the disposition of shares acquired under an award. The Plan is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974. Our ability to realize the benefit of any tax deductions described below depends on our generation of taxable income and the recognition of the deductions are subject to the requirement that the amounts constitute an ordinary and necessary business expense for us and are reasonable in amount, the limitation on the deduction of executive compensation under Section 162(m) of the Code and the timely satisfaction of our tax reporting obligations.

Incentive Share Options. Incentive share options under the Plan are intended to be eligible for the favorable federal income tax treatment accorded “incentive share options” under Section 422 of the Code. There generally are no federal income tax consequences to the participant or our Company by reason of the grant or exercise of an incentive share option. However, the exercise of an incentive share option may increase the participant’s alternative minimum tax liability, if any. If a participant holds shares acquired through exercise of an incentive share option for more than two years from the date on which the option is granted and more than one year from the date on which the shares are transferred to the participant upon exercise of the option, any gain or loss on a disposition of such shares will be a long-term capital gain or loss. Generally, if the participant disposes of the shares before the expiration of either of these holding periods (a “disqualifying disposition”), then at the time of disposition the participant will realize taxable ordinary income equal to the lesser of (i) the excess of the share’s fair market value on the date of exercise over the exercise price, or (ii) the participant’s actual gain, if any, on the purchase and sale. The participant’s additional gain or any loss upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on whether the share was held for more than one year. To the extent the participant recognizes ordinary income by reason of a disqualifying disposition, subject to certain requirements and limitations, including the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we may be entitled to a corresponding deduction in the tax year in which the disqualifying disposition occurs.

Nonstatutory Share Options, Restricted Share Awards, Restricted Share Unit Awards and Share Appreciation Rights. Nonstatutory share options, restricted share awards and RSUs granted under the Plan generally have the following federal income tax consequences: There are no tax consequences to the participant or our Company by reason of the grant. Upon acquisition of a share, the participant normally will recognize taxable ordinary income equal to the excess, if any, of the share’s fair market value on the acquisition date over the purchase price or strike price. However, to the extent the share is subject to certain types of vesting restrictions, the taxable event will be delayed until the vesting restrictions lapse unless the participant elects to be taxed on receipt of the share. With respect to employees, we are generally required to withhold an amount based on the ordinary income recognized. Subject to certain requirements and limitations, including the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we may be entitled to a corresponding deduction. Upon disposition of the share, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such share plus any amount recognized as ordinary income upon acquisition (or vesting) of the share. Such gain or loss will be long-term or short-term depending on whether the share was held for more than one year.

New Plan Benefits

Because the amount, form and recipients of awards under the Plan are in the discretion of the plan administrator, any actual awards that may be granted in the future to any individual (or any group of individuals) is not determinable. Also see the sections entitled “Corporate Governance and Board Matters—Director Compensation” and “Executive Compensation” for information regarding awards granted to our executive officers and directors during our most recent fiscal year.

OTHER INFORMATION RELATED TO SMART, THE DIRECTORS AND EXECUTIVE OFFICERS

Security Ownership of Certain Beneficial Owners and Management and Related Shareholder Matters

Each of our ordinary shares entitles its holder to one vote. The following table presents the beneficial ownership of our shares as of November 1, 2017 for:

•	each of our named executive officers;

•	each of our directors;

•	each person known to us to be the beneficial owner of more than 5% of our ordinary shares;

•	all of our executive officers and directors as a group; and

•	all other selling shareholders.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the tables below have sole voting and investment power with respect to all ordinary shares that they beneficially own, subject to applicable community property laws.

Ordinary shares subject to options that are currently exercisable or exercisable within 60 days of November 1, 2017 are deemed to be outstanding and to be beneficially owned by the person holding the options for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Percentage ownership is based on 21,673,073 ordinary shares outstanding on November 1, 2017.

Unless otherwise indicated, the mailing address of each of the individuals below is c/o SMART Modular Technologies, Inc., 39870 Eureka Drive, Newark, California 94560.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Shares Beneficially Owned(1)
5% Shareholders:
Entities affiliated with Silver Lake Partners(2)	9,504,504	43.9%
Entities affiliated with Silver Lake Sumeru(3)	4,752,251	21.9%
Directors and Named Executive Officers:
Iain MacKenzie(4)	590,634	2.7%
Jack Pacheco(5)	124,033	*
KiWan Kim(6)	112,906	*
Ajay Shah(3)(7)	244,603	1.1%
James Davidson(2)(3)	—	—
Kenneth Hao(2)	—	—
Paul Mercadante(3)	—	—
Sandeep Nayyar(8)	7,149	*
Mukesh Patel(9)	159,001	*
Jason White(10)	—	—
Randy Furr	—	—
All directors and executive officers as a group (13 persons)(11)	1,535,755	6.9%

*	Represents beneficial ownership of less than 1%
(1)	Shares shown in the table above include shares held in the beneficial owner’s name or jointly with others, or in the name of a bank, nominee or trustee for the beneficial owner’s account.
(2)

Consists of (i) 9,453,560 shares held of record by Silver Lake Partners III Cayman (AIV III), L.P. (“SLP III Cayman”), the general partner of which is Silver Lake Technology Associates III Cayman, L.P. (“SLTA III

Cayman”), and (ii) 50,944 shares held of record by Silver Lake Technology Investors III Cayman, L.P. (together with SLP III Cayman and SLTA III Cayman, the “SLP III Cayman Entities”), the general partner of which is SLTA III Cayman. Silver Lake (Offshore) AIV GP III, Ltd. (“SL III Offshore Ltd”) is the general partner of SLTA III Cayman. As such, SL III Offshore Ltd may be deemed to have beneficial ownership of the securities over which any of the SLP III Cayman Entities has voting or dispositive power. SL III Offshore Ltd is controlled by a board of eight directors that acts by majority approval and possesses sole voting and dispositive power with respect to the shares held by the SLP III Cayman Entities. The individual members of such board are Messrs. Jim Davidson, Ken Hao, Michael Bingle, Greg Mondre, Egon Durban, Joe Osnoss and Andrew Wagner, and Ms. Karen King. Excludes 244,603 shares held of record by Mr. Shah and his affiliated investment vehicles described in footnote (7) below that may be deemed to be beneficially owned by entities affiliated with Silver Lake Partners and Silver Lake Sumeru by virtue of relationships and agreements among such persons. The address for each of the entities referenced above is c/o Silver Lake, 2775 Sand Hill Road, Suite 100, Menlo Park, CA 94025.
(3)	Consists of (i) 4,695,082 shares held of record by Silver Lake Sumeru Fund Cayman, L.P. (“SLS Cayman”), the general partner of which is Silver Lake Technology Associates Sumeru Cayman, L.P. (“SLTA Sumeru Cayman”), the general partner of which is SLTA Sumeru (GP) Cayman, L.P. (“SLTA Sumeru GP Cayman”), and (ii) 57,169 shares held of record by Silver Lake Technology Investors Sumeru Cayman, L.P. (together with SLS Cayman, SLTA Sumeru Cayman and SLTA Sumeru GP Cayman, the “SLS Cayman Entities”), the general partner of which is SLTA Sumeru Cayman. Silver Lake Sumeru (Offshore) AIV GP, Ltd. (“SL Sumeru Offshore Ltd”) is the general partner of SLTA Sumeru GP Cayman. As such, SL Sumeru Offshore Ltd may be deemed to have beneficial ownership of the securities over which any of the SLS Cayman Entities has voting or dispositive power. SL Sumeru Offshore Ltd. is controlled by a board of nine directors that acts by majority approval and possesses sole voting and dispositive power with respect to the shares held by the SLS Cayman Entities. The individual members of such board are: Messrs. Ajay Shah, Jim Davidson, Paul Mercadante, Kyle Ryland, John Brennan, Egon Durban and Andrew Wagner and Mses. Hollie Moore-Haynes and Karen King. Excludes 244,603 shares held of record by Mr. Shah and his affiliated investment vehicles described in footnote (7) below that may be deemed to be beneficially owned by entities affiliated with Silver Lake Partners and Silver Lake Sumeru by virtue of relationships and agreements among such persons. The address for each of the entities referenced above is c/o Silver Lake, 2775 Sand Hill Road, Suite 100, Menlo Park, CA 94025.
(4)	Consists of (i) 412,018 shares of record held by Mr. MacKenzie and (ii) 178,616 shares issuable pursuant to outstanding share options which are currently exercisable or exercisable within 60 days of November 1, 2017.
(5)	Consists of 11,501 shares of record held by Mr. Pacheco and 112,532 shares issuable pursuant to outstanding share options which are currently exercisable or exercisable within 60 days of November 1, 2017.
(6)	Consists of (i) 83,161 shares of record held by Mr. Kim and (ii) 29,745 shares issuable pursuant to outstanding share options which are currently exercisable or exercisable within 60 days of November 1, 2017.
(7)	Consists of (i) 93,878 shares of record held by Krishnan-Shah Family Partners, L.P. Fund No. 1, for which Mr. Shah serves as a trustee; (ii) 10,561 shares of record held by Krishnan-Shah Family Partners, L.P. Fund No. 3, for which Mr. Shah serves as a trustee; (iii) 116,749 shares of record held by The Ajay B. Shah and Lata K. Shah 1996 Trust (U/A/D 5/28/1996), for which Mr. Shah serves as a trustee; (iv) 18,118 shares of record held by Krishnan-Shah Family Partners, L.P. Fund No. 4, for which Mr. Shah serves as a trustee; and (v) 5,297 shares held of record by Mr. Shah. The address for Mr. Shah is c/o Silver Lake, 2775 Sand Hill Road, Suite 100, Menlo Park, CA 94025.
(8)	Consists of 7,149 shares held by the Nayyar Revocable Living trust dated December 9, 2008. The address for Mr. Nayyar is c/o Power Integrations, Inc., 5245 Hellyer Avenue, San Jose, CA 95138.
(9)	Consists of (i) 94,762 shares held of record by Patel Family Partners L.P.—Fund No. 2, for which Mr. Patel serves as a trustee; (ii) 54,706 shares held of record by The Patel Revocable Trust (U/A/D 6/6/2002), for which Mr. Patel serves as a trustee; and (iii) 9,533 shares held of record by Mr. Patel.
(10)	The address for Mr. White is c/o Silver Lake, 2775 Sand Hill Road, Suite 100, Menlo Park, CA 94025.

(11)	Includes 493,972 shares issuable pursuant to outstanding share options which are currently exercisable or exercisable within 60 days of November 1, 2017.

Executive Officers

In addition to Mr. MacKenzie, our Chief Executive Officer, the following table sets forth information concerning our other executive officers as of November 1, 2017.

Name	Age	Position with SMART
Jack Pacheco	57	Senior Vice President, Chief Operating Officer and Chief Financial Officer
Alan Marten	58	Senior Vice President and Chief Strategy Officer
KiWan Kim	55	Senior Vice President, Emerging Markets and President, SMART Brazil
Bruce Goldberg	62	Vice President, Chief Legal Officer, Chief Compliance Officer and Secretary

Jack Pacheco has served as our Senior Vice President, Chief Operating Officer and Chief Financial Officer since October 2011. Previously, from 2004 to 2008, Mr. Pacheco served as our Chief Financial Officer. Prior to rejoining us, from 2008 to 2011, Mr. Pacheco served as Vice President and Chief Financial Officer of Mirion Technologies, Inc., a provider of radiation detection, measurement, analysis and monitoring products. From 2001 to 2004, Mr. Pacheco served as Chief Financial Officer for Ignis Optics, Inc., an optical components startup acquired by Bookham Technology Inc. He holds an M.B.A. degree from Golden Gate University and a B.S. degree in Business Administration from Washington State University.

Alan Marten has served as our Chief Strategy Officer since 2013 and Senior Vice President since October 2007. Previously, he served as Vice President and General Manager of our Memory Business Unit from April 2004 to October 2007 and held an equivalent position when our Company was a business unit within Solectron from 1999 through its divestiture in 2004. Mr. Marten also held the positions of Vice President of Sales and Marketing from 1995 to 1999, and Director of Sales from 1990 to 1994. Prior to that, Mr. Marten served as Director of Product Management, Semiconductor and Memory Products, at Arrow Electronics, Inc. from 1987 to 1989. Mr. Marten began his career at Advanced Micro Devices, Inc. as a financial analyst and product-marketing manager. Mr. Martens holds a B.S. degree in Economics from Santa Clara University.

KiWan Kim has served as our Senior Vice President, Emerging Markets and President, SMART Brazil since January 2010 and is responsible for developing strategies to grow our business in emerging markets. Previously, from December 2000 to December 2009, Mr. Kim served in various positions in our Company, including Vice President of Strategic Planning and Advanced Packaging from November 2006 to December 2009, Vice President and General Manager of our Display Product Group from October 2004 to October 2006 and Vice President of our DRAM Business Unit from December 2000 to September 2004. Mr. Kim began his career at Samsung Electronics, where he spent 13 years in various positions, ultimately serving as Sales Director. Mr. Kim holds a B.B.A. degree from Yonsei University in Seoul, South Korea.

Bruce Goldberg has served as our Vice President, Chief Legal Officer and Chief Compliance Officer since August 2009 and as our Secretary since December 2016. Previously, from 1988 to 2007, Mr. Goldberg served in various legal and executive positions at All American Semiconductor, Inc., ultimately serving as President and Chief Executive Officer from 1997 to 2007. From 2007 to 2008, Mr. Goldberg served as a consultant to a public telecommunications company and, in 2008, as interim General Counsel for VeriFone Systems Inc. Mr. Goldberg holds a B.B.A. degree in Finance from the University of Miami School of Business and a J.D. from the University of Miami School of Law.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who beneficially own more than 10% of a registered class of our equity securities to file reports of ownership and reports of changes in the ownership with the SEC. Executive officers, directors and greater than 10% shareholders are required by the SEC to furnish us with copies of all Section 16(a) filings they make.

To the best of our knowledge and based solely on a review of the copies of such reports furnished to us, during the fiscal year ended August 25, 2017, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with on a timely basis, except that one Form 4 for each of Messrs. Goldberg, Kim and Pacheco was filed several days late reporting the net settlement of RSUs as a result of vesting.

EXECUTIVE COMPENSATION

As an emerging growth company, we have opted to comply with the executive compensation disclosure rules applicable to emerging growth companies pursuant to the JOBS Act, which require compensation disclosure for our principal executive officer and the two most highly compensated executive officers other than our principal executive officer.

Summary Compensation Table

The following table sets forth information concerning the compensation paid to Iain MacKenzie, our President and Chief Executive Officer, and our two other most highly compensated executive officers, Jack Pacheco, our Senior Vice President, Chief Operating Officer and Chief Financial Officer, and KiWan Kim, our Senior Vice President, Emerging Markets and President, SMART Brazil, during fiscal 2017 and, for the individuals who were also named executive officers for such year, during fiscal 2016. We refer to these individuals as our “named executive officers.”

Name and Principal Position	Year	Salary ($)	Share Awards ($) (1)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Iain MacKenzie	2017	533,000	1,161,000	—	1,088,132	13,163	2,795,295
President and Chief Executive Officer	2016	533,000	—	1,592,933	391,462	14,824	2,532,219
Jack Pacheco	2017	400,000	864,300	—	750,000	14,125	2,028,425
Chief Financial Officer and Chief Operating Officer	2016	400,000	—	433,397	218,365	14,700	1,066,462
KiWan Kim	2017	262,789	322,500	—	446,007	13,755	1,045,050
Senior Vice President, Emerging Markets and President, SMART Brazil

(1)	Amount represents option awards and RSUs and represents the grant date fair value of such awards granted during the applicable fiscal year, as calculated in accordance with ASC 718 or the incremental fair value of option awards issued in fiscal 2016 in replacement of cancelled options. See Note 9(a) to the consolidated financial statements included in our Form 10-K for the fiscal year ended August 25, 2017 for the assumptions used in calculating this amount.
(2)	See the “Incentive Plan Awards” section below for a description of these amounts.
(3)	Amounts in this column consist of (i) 401(k) match of $10,600 for each of Messrs. MacKenzie, Pacheco and Kim, respectively, in both fiscal years 2017 and 2016; (ii) reimbursed financial consulting expenses of $3,525 and $1,193 for Messrs. Pacheco and Kim respectively, in fiscal 2017; (iii) reimbursed financial consulting expenses of $4,224 and $4,100 for Messrs. MacKenzie and Pacheco, respectively, in fiscal 2016; and (iv) charitable gift matching donations of $2,563 and $1,962 for Messrs. MacKenzie and Kim, respectively, in fiscal 2017.

Employment and Severance Agreements

We have entered into agreements with our named executive officers, pursuant to which such officers will be eligible for severance and/or change in control benefits under specified conditions. The following summarizes the severance and change in control benefits under these agreements:

Iain MacKenzie

We have entered into an employment agreement with Mr. MacKenzie that provides for the severance payments and benefits described below. The initial term of Mr. MacKenzie’s employment agreement ended on

August 28, 2015, at which time it automatically renewed for an additional one-year term, and has and will continue to be automatically renewed for successive one-year periods thereafter, unless either party provides written notice of termination no later than 90 days prior to the expiration of the then-current term.

Benefits provided upon termination or non-renewal by us without cause, or termination by employee for good reason. Subject to the execution and non-revocation of a release of claims against us or any of our affiliates within 60 days following termination, if Mr. MacKenzie’s employment is terminated by us without cause (as defined in Mr. MacKenzie’s employment agreement), we provide a notice of our intention not to renew Mr. MacKenzie’s employment at the end of any current term or if Mr. MacKenzie terminates employment for good reason (as defined in Mr. MacKenzie’s employment agreement), then in any of these events we will be obligated to (i) pay an amount equal to 100% of his then current annual base salary plus the annual bonus paid or payable with respect to the most recently ended fiscal year (in addition to the annual bonus paid or payable with respect to the most recently completed fiscal year), payable in a lump sum on the first payroll date following the date the release of claims becomes effective and irrevocable, (ii) pay, to the extent a bonus could be earned for the year, any annual bonus for the current fiscal year pro-rated through the date of termination (based on the Board’s determination of our performance through the date of termination) payable when we pay bonuses to other senior executives and (iii) continue to provide for or reimburse health benefit continuation coverage until the earlier of 12 months following the date of termination or the date Mr. MacKenzie becomes eligible for health benefits with another employer.

Benefits provided upon termination by us without cause or termination by employee for good reason related to a change of control. Subject to the execution and non-revocation of a release of claims against us or any of our affiliates, if Mr. MacKenzie’s employment is terminated within 12 months following a change in control (as defined in Mr. MacKenzie’s employment agreement) by Mr. MacKenzie for good reason or by us without cause, then in lieu of the basic severance above, we will be obligated to: (i) pay an amount equal to 200% of his then current annual base salary plus 200% the annual bonus paid or payable for the most recently completed fiscal year (in addition to the annual bonus paid or payable for the most recently completed fiscal year), payable in a lump sum on the first payroll date following the date the release of claims becomes effective and irrevocable, (ii) pay, to the extent a bonus could be earned for the year, any annual bonus for the current fiscal year pro-rated through the date of termination (based on the Board’s determination of our performance through the date of termination), payable when we pay bonuses to other senior executives, (iii) continue to provide for or reimburse health benefit continuation coverage until the earlier of 24 months following the date of termination or the date Mr. MacKenzie becomes eligible for health benefits with another employer and (iv) accelerate the vesting of 100% of Mr. MacKenzie’s unvested and outstanding options.

Jack Pacheco

We have entered into an employment agreement with Mr. Pacheco that provides for the severance payments and benefits described below. The initial term of Mr. Pacheco’s employment agreement ended on October 9, 2014, at which time it automatically renewed for an additional one-year term, and has and will continue to be automatically renewed for successive one-year periods thereafter, unless either party provides written notice of termination no later than 90 days prior to the expiration of the then-current term.

Benefits provided upon termination or non-renewal by us without cause, or termination by employee for good reason. Subject to the execution and non-revocation of a release of claims against us or any of our affiliates within 60 days following termination, if Mr. Pacheco’s employment is terminated by us without cause (as defined in Mr. Pacheco’s employment agreement), if we provide a notice of our intention not to renew Mr. Pacheco’s employment at the end of any current term or if Mr. Pacheco terminates employment for good reason (as defined in Mr. Pacheco’s employment agreement), then in any of these events, we will be obligated to (i) pay an amount equal to 25% of his then current annual base salary; (ii) pay, to the extent a bonus could be earned for the year, the annual bonus for the then current fiscal year pro-rated through the date of termination (based on the Board’s determination of our performance through the date of termination); and (iii) continue to provide for or reimburse health benefit continuation coverage until the earlier of nine months following the date of termination or the date Mr. Pacheco becomes eligible for health benefits with another employer. We are obligated to pay the foregoing benefits in accordance with our regular payroll practices in equal or substantially equal payments over a maximum of 12 months following the execution and non-revocation of Mr. Pacheco’s release of claims against us or any of our affiliates.

Benefits provided upon termination by us without cause or termination by employee for good reason related to a change of control. Subject to the execution and non-revocation of a release of claims against us or any of our affiliates, if Mr. Pacheco’s employment is terminated within 12 months following a change in control (as defined in Mr. Pacheco’s employment agreement) by Mr. Pacheco for good reason or by us without cause, then in lieu of the basic severance above, we will be obligated to: (i) pay an amount equal to 100% of his then current annual base salary plus 150% the annual bonus paid or payable for the most recently completed fiscal year (in addition to the annual bonus paid or payable for the most recently completed fiscal year), (ii) pay any annual bonus for the current fiscal year pro-rated through the date of termination (based on the Board’s determination of our performance through the date of termination), (iii) continue to provide for or reimburse health benefit continuation coverage until the earlier of 18 months following the date of termination or the date Mr. Pacheco becomes eligible for health benefits with another employer and (iv) accelerate the vesting of 100% of Mr. Pacheco’s unvested and outstanding options. We are obligated to pay the foregoing benefits in accordance with our regular payroll practices in equal or substantially equal payments over a maximum of 12 months following the execution and non-revocation of Mr. Pacheco’s release of claims against us or any of our affiliates.

KiWan Kim

We have entered into a severance and change of control agreement with Mr. Kim providing for the severance and change in control benefits set forth below. The initial term of the agreement ended on December 10, 2015, at which time it automatically renewed for an additional one-year term, and has and will continue to be automatically renewed for successive one-year periods thereafter, unless we give written notice of termination at least 30 days prior to the expiration of the then-current term; provided that we may not give such notice if a change of control (as defined in Mr. Kim’s severance and change in control agreement) has occurred prior to such date until at least 12 months following such change of control.

Benefits provided upon termination without cause. Subject to the execution and non-revocation of a release of claims against us or any of our affiliates, if Mr. Kim is terminated by us without cause (as defined in Mr. Kim’s severance and change of control agreement), we will be obligated to: (i) pay an amount equal to 75% of his then existing annual base salary in a lump sum within 60 days following termination, (ii) pay, to the extent a bonus could be earned for the current fiscal year, any annual bonus for the current fiscal year pro-rated through the date of termination in a lump sum within 60 days following termination and (iii) continue to provide and to pay for health benefit continuation coverage until the earlier of 9 months following the date of termination or the date Mr. Kim becomes eligible for health benefits with another employer.

Benefits provided upon a change of control. Upon a change of control, a pro-rated portion of any options or share-based awards that remain subject to issuance or vesting based on performance shall be issued and/or vested based on performance measured immediately prior to the change of control. The remainder of the options or share-based awards that remain subject to issuance or vesting based on performance shall be issued and/or vested in equal monthly installments over the original performance period, unless the successor to the Company does not assume or substitute such remaining options or share-based awards with a substantially equivalent award, in which case such remaining options or share-based awards shall be issued and/or vested upon the change of control.

Benefits provided upon termination by us without cause or termination by employee for good reason related to a change of control. Subject to the execution and non-revocation of a release of claims against us or any of our affiliates, if within the two months prior to or the twelve months after a change of control Mr. Kim is terminated by us without cause or Mr. Kim resigns for good reason (as defined in Mr. Kim’s severance and change of control agreement), then in lieu of the basic severance above, we will be obligated to: (i) pay an amount equal to 150% of his then current annual base salary plus 150% the annual bonus paid or payable for the most recently completed fiscal year (in addition to the annual bonus paid or payable for the most recently completed fiscal year) in a lump sum within 60 days following termination, (ii) pay, to the extent a bonus could be earned for the current fiscal year, any annual bonus for the current fiscal year pro-rated through the date of termination in a lump sum within 60 days following termination, (iii) continue to provide for or reimburse health benefit continuation coverage until the earlier of 18 months following the date of termination or the date Mr. Kim becomes eligible for health benefits with another employer and (iv) accelerate the vesting of 100% of Mr. Kim’s unvested and outstanding options or share-based awards.

Incentive Plan Awards

The total amount of cash incentives paid to Messrs. MacKenzie, Pacheco and Kim in fiscal 2017 is set forth under the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table. For fiscal 2017, the target bonuses for Messrs. MacKenzie, Pacheco and Kim were 100%, 75% and 65% of base salary, respectively.

Our named executive officers are eligible to participate in our cash incentive program, which is designed to reward for Company performance and to encourage individual performance and individual contribution to Company performance. In fiscal 2017, 80% of the target incentives were related to achievement of financial performance goals of the Company and 20% of the target incentives were related to other business goals for Messrs. MacKenzie, Pacheco and Kim.

Executives were required to be actively employed on the date the cash incentive was paid to earn the applicable bonus. In 2017, 34% of the targeted annual bonus was attainable for first half performance, with payment not to exceed 34% of the annual target for the first half, and 66% of the targeted annual bonus, was attributable to the second half and was paid based on performance for the year as a whole. For fiscal 2017, we paid Messrs. MacKenzie, Pacheco and Kim 204%, 250% and 261% respectively, of their annualized targeted cash incentive.

Equity Awards

We granted RSUs to our named executive officers in January 2017. These RSUs entitled the officer to receive ordinary shares on or promptly after the applicable vesting date. Each RSU entitles the officer to receive one ordinary share. The grant date value of the RSUs is set forth above in the “Summary Compensation Table,” and the number of unvested RSUs held by each named executive officer at the end of our fiscal 2017, together with the remaining vesting dates, is set forth below under “Outstanding Equity Awards at Fiscal Year-End.”

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding options and RSUs held by our named executive officers as of August 25, 2017.

	Option Awards						Share Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Shares That Have Not Vested (#)		Market Value of Shares or Units of Shares That Have Not Vested ($) (4)
Iain MacKenzie	09/28/10	15,583	—		$2.64	09/28/20
	10/26/11	19,384	—		$22.47	10/26/19
	05/23/16	119,708	71,825	(1)	$11.55	05/23/26
	01/30/17						90,000	(2)	$1,656,000

Jack Pacheco	09/23/14	39,907	14,823		$24.93	09/23/24
	05/23/16	56,720	34,033	(1)	$11.55	05/23/26
	01/30/17						93,242	(3)	$1,715,653

KiWan Kim	05/23/16	24,787	14,872	(1)	$11.55	05/23/26
	01/30/17						34,792	(3)	$640,173

(1)	The unvested options are vesting in equal quarterly installments through May 2018.
(2)	The shares subject to these RSUs held by Mr. MacKenzie vest as follows: one-half of the shares subject to the award vest on November 5, 2018 while the remaining half of the shares subject to the award vest on November 5, 2019.
(3)	The shares subject to these RSUs held by Mr. Pacheco and Mr. Kim vest in 20% increments beginning one year from the January 30, 2017 grant date and then every six months after that.
(4)	Based on the closing price of our ordinary shares on August 25, 2017.

Pension Benefits and Nonqualified Deferred Compensation

We do not provide a pension plan for our employees, and none of our named executive officers participated in a nonqualified deferred compensation plan in fiscal 2017.

401(k) Plan

We maintain a tax-qualified retirement plan, or the 401(k) plan, for U.S. employees that provides eligible employees with an opportunity to save for retirement on a tax-advantaged basis. Eligible employees are able to participate in the 401(k) plan when they meet the 401(k) plan’s eligibility requirements, and participants are able to defer eligible compensation subject to applicable annual Code limits. All participants’ interests in their deferrals are 100% vested when contributed. The 401(k) plan permits us to make matching contributions and profit sharing contributions to eligible participants.

Equity Compensation Plan Information

The following table summarizes information regarding our share incentive plans as of August 25, 2017.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights(2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders(1)	2,166,535	$12.66	1,491,226
Equity compensation plans not approved by security holders	—	—	—
Total	2,166,535	$12.66	1,491,226

(1)	Reflects the Plan. Starting with fiscal 2018 and continuing for ten years, each year the number of shares reserved under the Plan may be increased by the lesser of (x) 1,500,000 shares, (y) 2.5% of the outstanding ordinary shares on the last day of the prior fiscal year and (z) another amount determined by our Board of Directors. On September 1, 2017, the reserve was increased by 2.5%, or 541,652 shares. Does not include shares under the ESPP, which is subject to shareholder approval at this annual shareholder meeting.
(2)	The calculation of the weighted average exercise price does not include shares subject to RSUs that do not have an exercise price.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Transactions with Related Persons, Promoters and Certain Control Persons

Since the beginning of fiscal 2017, there has not been, nor is there any proposed transaction in which we were or will be a party, in which the amount involved exceeded or will exceed $120,000 and in which any director, executive officer, holder of more than 5% of any class of our voting securities, or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest, other than as set forth below and the compensation, employment arrangements and other agreements and transactions which are described elsewhere in this Proxy Statement.

Sponsor Shareholder Agreement

In connection with the acquisition of substantially all of its equity interests of SMART Worldwide by Silver Lake in August 2011, which we refer to as the Acquisition, we initially entered into the Sponsor Shareholder Agreement with Silver Lake and Ajay Shah and his affiliated investment vehicles. The Sponsor Shareholder Agreement was amended and restated upon the completion of our IPO. The Sponsor Shareholder Agreement, as further described below, contains specific rights, obligations and agreements of these parties as owners of our ordinary shares. In addition, the Sponsor Shareholder Agreement contains provisions related to the composition of our Board of Directors and its committees, which are discussed elsewhere in this Proxy Statement.

Sponsor Approvals

Under the Sponsor Shareholder Agreement, the actions listed below by us or any of our subsidiaries require the approval of Silver Lake for so long as Silver Lake collectively owns ordinary shares in an amount equal to or greater than 25% of our ordinary shares outstanding immediately following the consummation of our IPO. The actions include:

•	entering into change of control transactions;

•	acquiring or disposing of assets or entering into joint ventures with a value in excess of $5 million;

•	incurring capital expenditures in any fiscal year in excess of 10% over the amount of capital expenditures provided for in the annual budget;

•	incurring indebtedness for borrowed money;

•	initiating any liquidation, dissolution, bankruptcy or other insolvency proceeding involving any of our subsidiaries;

•	making any material change in the nature of the business conducted by us or our subsidiaries;

•	terminating the employment of our Chief Executive Officer or Chief Financial Officer or hiring a new Chief Executive Officer or Chief Financial Officer;

•	changing the size or composition of our Board;

•	entering into certain transactions with Silver Lake Partners, Silver Lake Sumeru or any of our other affiliates;

•	amending, waiving or otherwise modifying the Investors Shareholders Agreement or any other key contractual terms with our management;

•	adopting or amending the annual operating plan of the Company; and

•	delegation of any of the above actions to any committee of the Board.

Employee Investors Shareholders Agreement

In connection with the closing of the Acquisition, and as a condition to being eligible to receive future grants of share-based incentives, certain employee investors entered into a shareholder agreement, which we refer to as the Employee Investors Shareholders Agreement, with us and Silver Lake. Under the Employee Investors Shareholders Agreement, the employee investors became subject to certain transfer restrictions, drag-along rights and call rights. The drag-along rights and call rights terminated upon the occurrence of our IPO; however, certain transfer restrictions survived our IPO, including that no such employee investor may transfer our ordinary shares without the consent of Silver Lake to any person that is a competitor or potential competitor of ours or that is known to hold (directly or indirectly) more than 5% ownership interest in any such competitor (other than in a registered public offering or under Rule 144 through a securities exchange or national quotation system or through a broker, dealer or other market maker, in a manner in which the identity of the purchaser has not been designated by the seller and is effected in a manner through which the identity of the purchaser would not customarily be available to the seller).

Investors Shareholders Agreement

In connection with the closing of the Acquisition, certain management and employee investors entered into a shareholder agreement with us and Silver Lake, which we refer to as the Investors Shareholders Agreement. The Investors Shareholders Agreement was amended and restated as of November 5, 2016 in connection with the amendment and restatement of our credit agreement entered into in August 2011 (the Original Credit Agreement), at which time the lenders party to the Original Credit Agreement, or the Warrant Holders, became parties to the Investors Shareholders Agreement. The Investors Shareholders Agreement was further amended on May 30, 2017 in connection with our IPO and again on October 17, 2017. Under the Investors Shareholders Agreement, the Warrant Holders and certain members of our management became subject to transfer restrictions, tag-along rights, drag-along rights, participation rights and call rights. The tag-along rights, drag-along rights, participation rights and call rights terminated upon the occurrence of our IPO; however, certain transfer restrictions survived our IPO including that no such Warrant Holders or management investors may transfer our ordinary shares without the consent of Silver Lake to any person that is a competitor or potential competitor of ours or that is known to hold (directly or indirectly) more than 5% ownership interest in any such competitor (other than in a registered public offering or under Rule 144 through a securities exchange or national quotation system or through a broker, dealer or other market maker, in a manner in which the identity of the purchaser has not been designated by the seller and is effected in a manner through which the identity of the purchaser would not customarily be available to the seller).

In addition, a group of key management investors, being Iain MacKenzie, Alan Marten and Bruce Goldberg, as well as Mukesh Patel, an independent director, are also subject to additional transfer restrictions until the third anniversary of our IPO. These transfer restrictions include caps on the number of ordinary shares that may be transferred by such key management investor (or his or her permitted transferees). Such caps will be based on the number of shares transferred by the Silver Lake investors during the applicable period; provided that (i) from the period beginning on the first anniversary of our IPO and ending on the second anniversary of our IPO, the cap with respect to each key management investor shall be no lower than 20% of the sum of the number of ordinary shares held by such investor as of November 20, 2017 plus the number of ordinary shares underlying options and RSUs held by such investor as of November 20, 2017 that will vest at any time prior to the second anniversary of our IPO and (ii) from the period beginning on the second anniversary of our IPO and ending on the third anniversary of our IPO, the cap with respect to each key management investor shall be no lower than an additional 20% of the sum of the number of ordinary shares held by such investor as of November 20, 2017 plus the number of ordinary shares underlying options and RSUs held by such investor as of the beginning of such period that will vest at any time prior to the third anniversary of our IPO. Shares sold to satisfy tax withholding requirements in connection with the exercise, vesting or settlement, as applicable, of options, RSUs or restricted share awards and shares sold in a registered underwritten offering in which Silver Lake participates, will not count against these caps.

Management Agreement

In August 2011, in connection with the closing of the Acquisition, we became party to the Management Agreement. Pursuant to the Management Agreement, following the closing of the Acquisition, we retained the

Managers to provide general executive, management and other services to us. In fiscal year 2017, we recorded expenses of $3.0 million in connection with the Management Agreement.

The Management Agreement was terminated upon the closing of our IPO. As of August 25, 2017, there were no amounts due and payable under the Management Agreement.

Indemnification

Under the Sponsor Shareholder Agreement, we agreed, subject to certain exceptions, to indemnify Silver Lake and various affiliated persons from certain losses arising out of the indemnified persons’ investment in, or actual, alleged or deemed control or ability to influence, us.

We also have entered into indemnification agreements with our directors and executive officers and intend to continue doing so in the future.

Registration Rights Agreement

We entered into a registration rights agreement, dated August 26, 2011, with Silver Lake, Mr. Ajay Shah and certain entities affiliated with him, Mr. Mukesh Patel and certain entities affiliated with him and certain of our executive officers. This agreement was amended and restated as of November 5, 2016 in connection with the amendment and restatement of our Original Credit Agreement, at which time the Warrant Holders became parties to the agreement, which we refer to in this Proxy Statement as the Registration Rights Agreement. If not otherwise exercised, the rights described below will expire (a) with the prior consent of Silver Lake in connection with any other change of control, as defined in the Registration Rights Agreement, or (b) with respect to any party to the Registration Rights Agreement, at such time such party does not beneficially own any registrable shares subject to the Registration Rights Agreement.

Shelf Registration Rights

Silver Lake may at any time request in writing that we file a shelf registration statement to permit the sale or distribution of all or a portion of their registrable shares. Subject to specified limitations set forth in the Registration Rights Agreement, holders may request that their registrable shares be joined to this request. Subject to specified limitations set forth in the Registration Rights Agreement, we may delay filing a registration statement pursuant to this provision on no more than two occasions in any 12-month period.

Demand Registration Rights

Subject to specified limitations set forth in the Registration Rights Agreement, Silver Lake may demand in writing that we register all or a portion of the registrable shares under the Securities Act if the total amount of registrable shares registered can reasonably be anticipated to have a net aggregate offering price of at least $25 million. Subject to specified limitations set forth in the Registration Rights Agreement, we may delay filing a registration statement pursuant to this provision on no more than two occasions in any 12-month period.

Piggyback Registration Rights

In the event that we propose to register any of our shares under the Securities Act, either for our own account or for the account of other security holders, each holder of registrable shares is entitled to notice of such registration and are entitled to certain “piggyback” registration rights allowing them to include their shares in such registration, subject to certain marketing and other limitations. Any such limitations on the number of registrable securities that may be included by such holders must be on a pro-rata basis.

The Registration Rights Agreement also contains certain customary cross-indemnification provisions.

Participation in our IPO

Silver Lake Partners III Cayman (AIV III), L.P. and Silver Lake Sumeru Fund Cayman, L.P. as well as each of their co-investment vehicles, which are collectively our principal shareholders and are each affiliates of certain of our directors, purchased an aggregate of 1,500,000 ordinary shares at our IPO price of $11.00 per share and on the same terms as the other purchasers in the offering, except as affiliates they paid no underwriting spread in our IPO. We received the full amount of the gross proceeds from the additional investment.

Other Relationships

In addition to transactions pursuant to the Management Agreement, in the ordinary course of business, we sold goods and services to affiliates of Silver Lake during fiscal 2017, for which we recorded net sales of $73.5 million.

Procedures for Approval of Related Person Transactions

Pursuant to our Articles of Association, a director who is in any way interested in a contract or transaction with the Company will declare the nature of his interest at a meeting of the Board of Directors. A director may vote in respect of any such contract or transaction notwithstanding that he may be interested therein and if he does so his vote will be counted and he may be counted in the quorum at any meeting of the Board of Directors at which any such contract or transaction shall come before the meeting of the Board of Directors for consideration. Pursuant to our written Audit Committee charter, the Audit Committee must review all related party transactions required to be disclosed in our financial statements and approve any such related party transaction, unless the transaction is approved by another independent committee of our Board. In approving or rejecting the proposed agreement, our Audit Committee shall consider the relevant facts and circumstances available and deemed relevant to the Audit Committee, including, but not limited to the risks, costs and benefits to us, the terms of the transaction, the availability of other sources for comparable services or products and, if applicable, the impact on a director’s independence. In addition, our written code of business conduct and ethics requires that directors, executive officers and employees make appropriate disclosure of potential conflicts of interest situations to the Audit Committee, in the case of directors and executive officers, or to the supervisor who will then seek authorization from the compliance officer, in the case of employees.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Proxy Availability Notice or other Annual Meeting materials with respect to two or more shareholders sharing the same address by delivering a single Proxy Availability Notice or other Annual Meeting Materials addressed to those shareholders. This process, which is commonly referred to as householding, potentially provides extra convenience for shareholders and cost savings for companies. Shareholders who participate in householding will continue to be able to access and receive separate proxy cards.

This year, a number of brokers with account holders who are our shareholders will be “householding” our proxy materials. A Proxy Availability Notice or proxy materials will be delivered in one single envelope to multiple shareholders sharing an address unless contrary instructions have been received from one or more of the affected shareholders. Once you have received notice from your broker that they will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Proxy Availability Notice or proxy materials, please notify your broker or contact our Secretary, 39870 Eureka Drive, Newark, CA 94560-4809, or by telephone: (510) 623-1231. Shareholders who currently receive multiple copies of the Proxy Availability Notice or proxy materials at their address and would like to request householding of their communications should contact their broker. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the Proxy Availability Notice or proxy materials to a shareholder at a shared address to which a single copy of the documents was delivered.

OTHER MATTERS

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

A copy of our Annual Report on Form 10-K for the year ended August 25, 2017, as filed with the SEC on October 13, 2017, is available without charge upon written request to our Secretary, 39870 Eureka Drive, Newark, CA 94560-4809, or by accessing a copy on SMART’s website at www.smartm.com in the Investors section under “SEC Filings.”

APPENDIX A

SMART GLOBAL HOLDINGS, INC.

2018 EMPLOYEE SHARE PURCHASE PLAN

1. Definitions.

(a) “Administrator” means the Committee or, subject to Applicable Law, one or more of the Company’s officers or management team appointed by the Board or Committee to administer the day-to-day operations of the Plan. Except as otherwise provided in the Plan, the Board or Committee may assign any of its administrative tasks to the Administrator.

(b) “Affiliate” will have the meaning ascribed to such term in Rule 12b-2 promulgated under the Exchange Act, and for purposes of Section 1(e) will also include any other entity in which the applicable Person has a significant equity interest or which has a significant equity interest in such Person. The Board will have the authority to determine the time or times at which “Affiliate” status is determined within the foregoing definition.

(c) “Applicable Law” means the requirements relating to the administration of equity-based awards under state corporate laws, United States federal and state securities laws, the Code, the rules of any share exchange or quotation system on which the Shares are listed or quoted and the applicable laws of any non-U.S. jurisdiction where rights are, or will be, granted under the Plan.

(d) “Board” means the Board of Directors of the Company.

(e) “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) the sale or disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, to any “person” or “group” (as such terms are used for purposes of Sections 13(d)(3) and 14(d)(2) of the Exchange Act) other than to the Silver Lake Investors or any of their respective Affiliates;

(ii) any person or group, other than any of the Silver Lake Investors or any of their respective Affiliates, is or becomes the beneficial owner (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of more than fifty percent (50%) of the total voting power of the outstanding voting shares of the Company, including by way of merger, amalgamation or consolidation or otherwise; or

(iii) a liquidation or dissolution of the Company.

(f) “Code” means the United States Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or United States Treasury Regulation thereunder will include such section or regulation, any valid regulation or other official applicable guidance promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

(g) “Committee” means the Compensation Committee of the Board or any subcommittee referred to in Section 4(e).

(h) “Company” means SMART Global Holdings, Inc., an exempted company incorporated under the laws of the Cayman Islands together with its successors and assigns.

(i) “Contributions” means the amount of after-tax Eligible Pay contributed by a Participant through payroll deductions and other additional payments that the Committee may permit a Participant to make to fund the exercise of rights to purchase Shares granted pursuant to the Plan.

(j) “Designated Company” means any Parent, Subsidiary or Affiliate, whether now existing or existing in the future, that has been designated by the Committee from time to time in its sole discretion as eligible to participate in the Plan. The Committee may designate Parents, Subsidiaries or Affiliates as Designated Companies in a Non-423 Offering. For purposes of a Section 423 Offering, only the Company and its Parents or Subsidiaries may be Designated Companies; provided, however, that at any given time, a Parent or Subsidiary that is a Designated Company under a Section 423 Offering will not be a Designated Company under a Non-423 Offering.

(k) “Effective Date” means the date the Plan is approved by the Board.

(l) “Eligible Employee” means any individual in a employee-employer relationship with the Company or a Designated Company for income tax and employment tax withholding and reporting purposes. For purposes of clarity, the term “Eligible Employee” will not include the following, regardless of any subsequent reclassification as an employee by the Company or a Designated Company, any governmental agency, or any court: (i) any independent contractor; (ii) any consultant; (iii) any individual performing services for the Company or a Designated Company who has entered into an independent contractor or consultant agreement with the Company or a Designated Company; (iv) any individual performing services for the Company or a Designated Company under an independent contractor or consultant agreement, a purchase order, a supplier agreement or any other agreement that the Company or a Designated Company enters into for services; (v) any individual classified by the Company or a Designated Company as contract labor (such as contractors, contract employees, job shoppers), regardless of length of service; (vi) any individual whose base wage or salary is not processed for payment by the payroll department(s) or payroll provider(s) of the Company or a Designated Company; and (vii) any leased employee. The Committee will have exclusive discretion to determine whether an individual is an Eligible Employee for purposes of the Plan.

(m) “Eligible Pay” means the total pre-tax amount paid by the Company or any Parent, Subsidiary or Affiliate to the Eligible Employee (other than amounts paid after termination of employment date, even if such amounts are paid for pre-termination date services) as base salary or wages (including 13th/14th month payments or similar concepts under local law) and any portion of such amounts voluntarily deferred or reduced by the Eligible Employee (i) under any employee benefit plan of the Company or a Parent, Subsidiary or Affiliate available to all levels of employees on a non-discriminatory basis upon satisfaction of eligibility requirements, and (ii) under any deferral plan of the Company (provided such amounts would not otherwise have been excluded had they not been deferred), but excluding any cash bonuses, commissions, overtime pay, stipends, lump sum payments in lieu of foregone merit increases, “bonus buyouts” as the result of job changes, pension, retainers, severance pay, special stay-on bonus, income derived from share options, share appreciation rights, restricted share units and dispositions of shares acquired thereunder, and other special remuneration or variable pay. For Eligible Employees in the United States, Eligible Pay will include elective amounts that are not includible in gross income of the Eligible Employee by reason of Sections 125, 132(f)(4), 402(e)(3), 402(h) or 403(b) of the Code. The Committee will have discretion to determine the application of this definition to Eligible Employees outside the United States.

(n) “Enrollment Period” means the period during which an Eligible Employee may elect to participate in the Plan, with such period occurring before the first day of each Offering Period or, as applicable, before a subsequent Entry Date for an Offering Period, as prescribed by the Administrator.

(o) “Entry Date” means the date on which an Eligible Employee first commences participation in an Offering Period under the Plan, which date shall either be the first Trading Day of the Offering Period or the first Trading Day of a Purchase Period within such Offering Period, or such other date as may be established by the Administrator.

(p) “Exchange Act” means the United States Securities Exchange Act of 1934, as amended, from time to time, or any successor law thereto, and the regulations promulgated thereunder.

(q) “Fair Market Value” means, as of any given date, (i) the closing price reported for the Shares on the applicable date as reported on the NASDAQ Global Select Market or, if no sale occurred on such date, the closing price reported for the first Trading Day immediately prior to such date during which a sale occurred; or (ii) if the Shares are not traded on an exchange but are regularly quoted on a national market or other quotation system, the closing sales price on such date as quoted on such market or system, or if no sales occurred on such date, then on the date immediately prior to such date on which sales prices are reported; or (iii) in the absence of an established market for the Shares of the type described in (i) or (ii) of this Section 1(q), the fair market value established by the acting in good faith.

(r) “Offering” means a Section 423 Offering or a Non-423 Offering of a right to purchase Shares under the Plan during an Offering Period as further described in Section 6. The Committee may establish separate Offerings under the Plan in which Eligible Employees of one or more Designated Companies may participate, even if the dates of the applicable Offering Periods of each such Offering are identical, and the provisions of the Plan will separately apply to each Offering. With respect to Section 423 Offerings, the terms of separate Offerings need not be identical provided that all Eligible Employees granted purchase rights in a particular Offering will have the same rights and privileges, except as otherwise may be permitted by Code Section 423; a Non-423 Offering need not satisfy such requirements.

(s) “Offering Period” means the periods established in accordance with Section 6 during which rights to purchase Shares may be granted pursuant to the Plan and Shares may be purchased on one or more Purchase Dates. The duration and timing of Offering Periods may be changed pursuant to Sections 6 and 17.

(t) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(u) “Participant” means an Eligible Employee who elects to participate in the Plan.

(v) “Person” means any individual, corporation, limited liability company, partnership, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

(w) “Plan” means SMART Global Holdings, Inc., 2018 Employee Share Purchase Plan, as may be amended from time to time.

(x) “Purchase Date” means the last Trading Day of each Purchase Period (or such other Trading Day as the Committee may determine).

(y) “Purchase Period” means a period of time within an Offering Period, as may be specified by the Committee in accordance with Section 6, generally beginning on the first Trading Day of each Offering Period or on a subsequent Entry Date within an Offering Period, and ending on a Purchase Date. An Offering Period may consist of one or more Purchase Periods.

(z) “Purchase Price” means the purchase price at which Shares may be acquired on a Purchase Date and which will be set by the Committee; provided, however, that the Purchase Price for a Section 423 Offering will not be less than eighty-five percent (85%) of the lesser of (i) the Fair Market Value of the Shares on the applicable Entry Date for an Offering Period or (ii) the Fair Market Value of the Shares on the Purchase Date. Unless otherwise determined by the Committee prior to the commencement of an Offering Period, and subject to adjustment pursuant to Section 16 hereof, the Purchase Price will be eighty-five percent (85%) of the lesser of (a) the Fair Market Value of the Shares on the Entry Date for an Offering Period or (b) the Fair Market Value of the Shares on the Purchase Date.

(aa) “Shares” means the ordinary shares in the authorized capital of the Company or such other securities as may be designated by the Committee from time to time.

(bb) “Silver Lake Investors” means, collectively, (i) Silver Lake Partners III Cayman (AIV III), L.P., a Cayman Islands exempted limited partnership, Silver Lake Technology Investors III Cayman, L.P., a Cayman Islands exempted partnership and any of their respective Affiliates, designated transferees or successors that hold Shares, and (ii) Silver Lake Sumeru Fund Cayman, L.P., a Cayman Islands exempted limited partnership, Silver Lake Technology Investors Sumeru Cayman, L.P., a Cayman Islands exempted partnership and any of their respective Affiliates, designated transferees or successors that hold Shares.

(cc) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

(dd) “Tax-Related Items” means any income tax, social insurance, payroll tax, payment on account or other tax-related items arising in relation to the Participant’s participation in the Plan.

(ee) “Trading Day” means a day on which the principal exchange that Shares are listed on is open for trading.

2. Purpose of the Plan. The purpose of the Plan is to provide an opportunity for Eligible Employees of the Company and its Designated Companies to purchase Shares at a discount through voluntary Contributions, thereby attracting, retaining and rewarding such persons and strengthening the mutuality of interest between such persons and the Company’s shareholders. The Company intends for offerings under the Plan to qualify as an “employee stock purchase plan” under Section 423 of the Code (each, a “Section 423 Offering”); provided, however, that the Committee may also authorize the grant of rights under offerings of the Plan that are not intended to comply with the requirements of Section 423 of the Code, pursuant to any rules, procedures, appendices, or sub-plans (collectively, “Sub-Plans”) adopted by the Committee for such purpose (each, a “Non-423 Offering”).

3. Shares Reserved for the Plan.

(a) Number of Reserved Shares. Subject to adjustment pursuant to Section 3(b) and Section 16 hereof, 350,000 Shares may be sold pursuant to the Plan. Such Shares may be authorized but unissued Shares, treasury Shares or Shares purchased in the open market. For avoidance of doubt, up to the maximum number of Shares reserved under this Section 3(a) may be used to satisfy purchases of Shares under Section 423 Offerings and any remaining portion of such maximum number of Shares may be used to satisfy purchases of Shares under Non-423 Offerings.

(b) Annual Increase in Number of Reserved Shares. Subject to adjustment pursuant to Section 16 hereof, the maximum aggregate number of Shares that may be sold under the Plan and Section 423 Offerings thereunder as set forth in Section 3(a) shall be cumulatively increased automatically on September 1, 2018 and on each subsequent September 1, through and including September 1, 2027, by a number of Shares (the “Annual Increase”) equal to the smallest of (a) one and one half percent (1.5%) of the number of Shares issued and outstanding on the immediately preceding fiscal year end date, (b) 300,000 shares, or (c) an amount determined by the Board.

4. Administration of the Plan.

(a) Committee as Administrator. The Plan will be administered by the Committee. Notwithstanding anything in the Plan to the contrary, subject to Applicable Law, any authority or responsibility that, under the terms of the Plan, may be exercised by the Committee may alternatively be exercised by the Board. Subject to Applicable Law, no member of the Board or Committee (or its delegates) will be liable for any good faith action or determination made in connection with the operation, administration or interpretation of the Plan. In the performance of its responsibilities with respect to the Plan, the Committee will be entitled to rely upon, and no member of the Committee will be liable for any action taken or not taken in reliance upon, information and/or advice furnished by the Company’s officers or employees, the Company’s accountants, the Company’s counsel and any other party that the Committee deems necessary.

(b) Powers of the Committee. The Committee will have full power and authority to: administer the Plan, including, without limitation, the authority to (i) construe, interpret, reconcile any inconsistency in, correct any default in and supply any omission in, and apply the terms of the Plan and any enrollment form or other instrument or agreement relating to the Plan, (ii) determine eligibility and adjudicate all disputed claims filed under the Plan, including whether Eligible Employees will participate in a Section 423 Offering or a Non-423 Offering and which Parents, Subsidiaries and Affiliates of the Company will be Designated Companies participating in either a Section 423 Offering or a Non-423 Offering, (iii) determine the terms and conditions of any right to purchase Shares under the Plan, (iv) establish, amend, suspend or waive such rules and regulations and appoint such agents as it deems appropriate for the proper administration of the Plan, (v) amend an outstanding right to purchase Shares, including any amendments to a right that may be necessary for purposes of effecting a transaction contemplated under Section 16 hereof (including, but not limited to, an amendment to the class or type of shares that may be issued pursuant to the exercise of a right or the Purchase Price applicable to a right), provided that the amended right otherwise conforms to the terms of the Plan, and (vi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan including, without limitation, the adoption of such Sub-Plans as are necessary or appropriate to permit the participation in the Plan by employees who are foreign nationals or employed outside the United States, as further set forth in Section 4(c) below.

(c) Non-U.S. Sub-Plans. Notwithstanding any provision to the contrary in this Plan, the Committee may adopt such Sub-Plans relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures for jurisdictions outside of the United States, the terms of which Sub-Plans may take precedence over other provisions of this Plan, with the exception of Section 3 and Section 26 hereof, but unless otherwise superseded by the terms of such Sub-Plan, the provisions of this Plan will govern the operation of such Sub-Plan. To the extent inconsistent with the requirements of Section 423, any such Sub-Plan will be considered part of a Non-423 Offering, and purchase rights granted thereunder will not be required by the terms of the Plan to comply with Section 423 of the Code. Without limiting the generality of the foregoing, the Committee is authorized to adopt Sub-Plans for particular non-U.S. jurisdictions that modify the terms of the Plan to meet applicable local requirements regarding, without limitation, (i) eligibility to participate, (ii) the definition of Eligible Pay, (iii) the dates and duration of Offering Periods or other periods during which Participants may make Contributions towards the purchase of Shares, (iv) the method of determining the Purchase Price and the discount from Fair Market Value at which Shares may be purchased, (v) any minimum or maximum amount of Contributions a Participant may make in an Offering Period or other specified period under the applicable Sub-Plan, (vi) the treatment of purchase rights upon a Change in Control or a change in capitalization of the Company, (vii) the handling of payroll deductions, (viii) establishment of bank, building society or trust accounts to hold Contributions, (ix) payment of interest, (x) conversion of local currency, (xi) obligations to pay Tax-Related Items, (xii) determination of beneficiary designation requirements, (xiii) withholding procedures and (xiv) handling of Share issuances and restrictions on the sale of Shares.

(d) Binding Authority. All determinations by the Committee in carrying out and administering the Plan and in construing and interpreting the Plan and any enrollment form or other instrument or agreement relating to the Plan will be made in the Committee’s sole discretion and will be final, binding and conclusive for all purposes and upon all interested persons.

(e) Delegation of Authority. To the extent not prohibited by Applicable Law, the Committee may, from time to time, delegate some or all of its authority under the Plan to a subcommittee or subcommittees of the Committee, the Administrator or other persons or groups of persons as it deems necessary, appropriate or advisable under conditions or limitations that it may set at or after the time of the delegation. For purposes of the Plan, reference to the Committee will be deemed to refer to any subcommittee, subcommittees, or other persons or groups of persons to whom the Committee delegates authority pursuant to this Section 4(e).

5. Eligible Employees.

(a) General. Any individual who is an Eligible Employee as of the commencement of an Offering Period, or as applicable, as of a subsequent Entry Date within an Offering Period, will be eligible to participate in the Plan, subject to the requirements of Section 7.

(b) Non-U.S. Employees. An Eligible Employee who works for a Designated Company and is a citizen or resident of a jurisdiction other than the United States (without regard to whether such individual also is a citizen or resident of the United States or is a resident alien (within the meaning of Section 7701(b)(1)(A) of the Code)) may be excluded from participation in the Plan or an Offering if the participation of such Eligible Employee is prohibited under the laws of the applicable jurisdiction or if complying with the laws of the applicable jurisdiction would cause the Plan or a Section 423 Offering to violate Section 423 of the Code. In the case of a Non-423 Offering, an Eligible Employee (or group of Eligible Employees) may be excluded from participation in the Plan or an Offering if the Administrator has determined, in its sole discretion, that participation of such Eligible Employee(s) is not advisable or practicable for any reason.

(c) Limitations. Notwithstanding any provisions of the Plan to the contrary, no Eligible Employee will be granted a right to purchase Shares under a Section 423 Offering (i) to the extent that, immediately after the grant, such Eligible Employee (or any other person whose shares would be attributed to such Eligible Employee pursuant to Section 424(d) of the Code) would own capital shares of the Company and/or hold outstanding rights to purchase capital shares possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital shares of the Company or of any Parent or Subsidiary of the Company, or (ii) to the extent that his or her rights to purchase capital shares under all employee share purchase plans of the Company and its Parents and Subsidiaries accrues at a rate that exceeds Twenty-Five Thousand Dollars (US$25,000) worth of such shares (determined at the fair market value of such shares at the time such right is granted) for each calendar year in which such purchase right is outstanding. The Committee, in its discretion, from time to time may, prior to an Enrollment Period for all purchase rights to be granted in an Offering, determine (on a uniform and nondiscriminatory basis for Section 423 Offerings) that the definition of Eligible Employee will or will not include an individual if he or she: (i) has not completed at least two (2) years of service since his or her last hire date (or such lesser period of time as may be determined by the Committee in its discretion), (ii) customarily works not more than twenty (20) hours per week (or such lesser period of time as may be determined by the Committee in its discretion), (iii) customarily works not more than five (5) months per calendar year (or such lesser period of time as may be determined by the Committee in its discretion), (iv) is a highly compensated employee within the meaning of Section 414(q) of the Code, or (v) is a highly compensated employee within the meaning of Section 414(q) of the Code with compensation above a certain level or is an officer or subject to the disclosure requirements of Section 16(a) of the Exchange Act, provided the exclusion is applied with respect to each Section 423 Offering in an identical manner to all highly compensated individuals of the Designated Company whose employees are participating in that Offering.

6. Offering Periods. The Plan will be implemented by consecutive Offering Periods with a new Offering Period commencing on the first Trading Day of the relevant Offering Period and terminating on the last Trading Day of the relevant Offering Period. Unless and until the Committee determines otherwise in its discretion, each Offering Period will consist of two (2) six (6)-month Purchase Periods. Unless otherwise provided by the Committee, Purchase Periods will run from April 16 (or the first Trading Day thereafter) through October 15 (or the first Trading Day prior to such date) and from October 16 (or the first Trading Day thereafter) through April 15 (or the first Trading Day prior to such date). Unless otherwise determined by the Committee, the first Offering Period under the Plan will run from April 16, 2018 through April 15, 2019. The Committee has authority to establish additional or alternative sequential or overlapping Offering Periods, a different duration for one or more Offering Periods or Purchase Periods or different commencement or ending dates for such Offering Periods without shareholder approval, provided, however, that no Offering Period may have a duration exceeding twenty-seven (27) months. Unless otherwise determined by the Committee, if the Fair Market Value of the Shares on any Purchase Date within an Offering Period is less than or equal to the Fair Market Value of the

Shares on the first Trading Day of that Offering Period, then (i) that Offering Period will terminate immediately as of that first Trading Day, and (ii) the Participants in such terminated Offering Period will be automatically enrolled in a new Offering Period beginning on the first Trading Day of such new Purchase Period.

7. Election to Participate and Payroll Deductions. An Eligible Employee may elect to participate in an Offering Period under the Plan during any Enrollment Period. Any such election will be made by completing the online enrollment process through the Company’s designated Plan broker or by completing and submitting an enrollment form to the Administrator during such Enrollment Period, authorizing Contributions in whole percentages from 1% to 15% of the Eligible Employee’s Eligible Pay for the Purchase Periods within the Offering Period to which the deduction applies. A Participant may elect to increase or decrease the rate of such Contributions during any subsequent Enrollment Period for the next Offering Period by submitting the appropriate form online through the Company’s designated Plan broker or to the Administrator, provided that no change in Contributions will be permitted to the extent that such change would result in total Contributions exceeding fifteen percent (15%) of the Eligible Employee’s Eligible Pay, or such other maximum amount as may be determined by the Administrator. During a Purchase Period, a Participant may reduce his or her rate of Contributions, including to 0%, to become effective as soon as possible after completing an amended enrollment form (either through the Company’s online Plan enrollment process or in paper form). The Participant may not, however, effect more than one such reduction per Purchase Period. Except for one reduction in the rate of Contributions per Purchase Period, an Eligible Employee may not initiate, increase or decrease Contributions as of any date within an Offering Period, unless otherwise determined by the Administrator. The Participant may, at any time during the Enrollment Period for a subsequent Offering Period (or by such other deadline as may be prescribed by the Administrator) increase the rate of his or her Contributions by completing an amended enrollment form (either through the Company’s online Plan enrollment process or in paper form). The new rate (which may not exceed 15% of the Participant’s Eligible Pay or such other amount as may be determined by the Administrator) will become effective on the first day of the first Offering Period following the completion of such enrollment form. If a Participant reduces his or her rate of Contributions to 0% during an Offering Period and does not increase such rate of Contributions above 0% prior to the commencement of the next subsequent Offering Period under the Plan, such action will be treated as the Participant’s withdrawal from the Plan in accordance with Section 14 hereof. The Administrator has the authority to change the foregoing rules set forth in this Section 7 regarding participation in the Plan.

8. Contributions. The Company will establish an account in the form of a bookkeeping entry for each Participant for the purpose of tracking Contributions made by each Participant during the Offering Period, and will credit all Contributions made by each Participant to such account. The Company will not be obligated to segregate the Contributions from the general funds of the Company or any Designated Company nor will any interest be paid on such Contributions, unless otherwise determined by the Administrator or required by Applicable Law. All Contributions received by the Company for Shares sold by the Company on any Purchase Date pursuant to this Plan may be used for any corporate purpose.

9. Limitation on Number of Shares That an Employee May Purchase. Subject to the limitations set forth in Section 5(c), each Participant will have the right to purchase as many whole Shares as may be purchased with the Contributions credited to his or her account as of the last day of the Purchase Period (or such other date as the Committee may determine) at the Purchase Price applicable to such Purchase Period; provided, however, that a Participant may not purchase in excess of 2,500 Shares under the Plan per Offering Period or such other maximum number of Shares as may be established for an Offering Period by the Committee (in each case subject to adjustment pursuant to Section 16 hereof). Any amount remaining in a Participant’s account as of the relevant Purchase Date in excess of the amount that may not be applied to the purchase of Shares as a result of the application of the limitations set forth herein (or as designated by the Administrator) will be carried over to the next Purchase Period; provided that if the Purchase Date is for the last Purchase Period of an Offering Period, then any remaining amounts (other than any amount representing a fractional Share) will be refunded, without interest (unless required by Applicable Law), as soon as practicable.

10. Taxes. At the time a Participant’s purchase right is exercised, in whole or in part, or at the time a Participant disposes of some or all of the Shares acquired under the Plan, the Participant will make adequate provision for any Tax-Related Items. In their sole discretion, and except as otherwise determined by the Committee, the Company or the Designated Company that employs the Participant may satisfy their obligations to withhold Tax-Related Items by (a) withholding from the Participant’s wages or other compensation, (b) withholding a sufficient whole number of Shares otherwise issuable following purchase having an aggregate Fair Market Value sufficient to pay the Tax-Related Items required to be withheld with respect to the Shares, (c) withholding from proceeds from the sale of Shares issued upon purchase, either through a voluntary sale or a mandatory sale arranged by the Company, (d) permitting or requiring the Participant to remit payment for all Tax-Related Items to the Company or the applicable Designated Company, or (e) such other method as may be approved by the Administrator.

11. Brokerage Accounts or Plan Share Accounts. By enrolling in the Plan, each Participant will be deemed to have authorized the establishment of a brokerage account on his or her behalf at a securities brokerage firm selected by the Administrator. Alternatively, the Administrator may provide for Plan share accounts for each Participant to be established by the Company or by an outside entity selected by the Administrator which is not a brokerage firm. Shares purchased by a Participant pursuant to the Plan will be held in the Participant’s brokerage or Plan share account. The Company may require that Shares be retained in such brokerage or Plan share account for a designated period of time, and/or may establish procedures to permit tracking of dispositions of Shares.

12. Rights as a Shareholder. A Participant will have no rights as a shareholder with respect to Shares subject to any rights granted under this Plan or any Shares deliverable under this Plan unless and until recorded in the register of members or books of the firm selected by the Administrator or, as applicable, the Company, its transfer agent, share plan administrator or such other outside entity which is not a brokerage firm.

13. Rights Not Transferable. Rights granted under this Plan are not transferable by a Participant other than by will or the laws of descent and distribution, and are exercisable during a Participant’s lifetime only by the Participant.

14. Withdrawals. A Participant may withdraw from an Offering Period by submitting the appropriate form online through the Company’s designated Plan broker or to the Administrator. A notice of withdrawal must be received no later than the last day of the month immediately preceding the month of the Purchase Date or by such other deadline as may be prescribed by the Administrator. Upon receipt of such notice, automatic deductions of Contributions on behalf of the Participant will be discontinued commencing with the payroll period immediately following the effective date of the notice of withdrawal, and such Participant will not be eligible to participate in the Plan until the Enrollment Period for the next subsequent new Offering Period under the Plan. Unless otherwise determined by the Administrator, amounts credited to the contribution account of any Participant who withdraws prior to the date set forth in this Section 14 will be refunded, without interest, as soon as practicable.

15. Termination of Employment.

(a) General. Upon a Participant ceasing to be an Eligible Employee for any reason prior to a Purchase Date, Contributions for such Participant will be discontinued and any amounts then credited to the Participant’s contribution account will be refunded, without interest (except if required by Applicable Law), as soon as practicable, except as otherwise determined by the Administrator.

(b) Leave of Absence. Subject to the discretion of the Administrator, if a Participant is granted a paid leave of absence, payroll deductions on behalf of the Participant will continue and any amounts credited to the Participant’s contribution account may be used to purchase Shares as provided under the Plan. If a Participant is granted an unpaid leave of absence, payroll deductions on behalf of the Participant will be discontinued and no other Contributions will be permitted (unless otherwise determined by the Administrator or required by Applicable Law), but any amounts then credited to the Participant’s contribution account may be used to purchase Shares on the next applicable Purchase Date. Where the period of leave exceeds three (3) months and the Participant’s right to reemployment is not guaranteed by statute or by contract, the employment relationship will be deemed to have terminated for purposes of the Plan three (3) months and one (1) day following the commencement of such leave.

(c) Transfer of Employment. Unless otherwise determined by the Administrator, a Participant whose employment transfers or whose employment terminates with an immediate rehire (with no break in service) by or between the Company or a Designated Company will not be treated as having terminated employment for purposes of participating in the Plan or an Offering; however, if a Participant transfers from a Section 423 Offering to a Non-423 Offering, the exercise of the Participant’s purchase right will be qualified under the Section 423 Offering only to the extent that such exercise complies with Section 423 of the Code. If a Participant transfers from a Non-423 Offering to a Section 423 Offering, the exercise of the Participant’s purchase right will remain non-qualified under the Non-423 Offering.

16. Adjustment Provisions.

(a) Changes in Capitalization. Without limitation to Section 17 below, in the event of any change affecting the number, class, value or terms of the outstanding Shares by reason of a Share dividend, Share split, reverse Share split, reorganization, recapitalization, merger, amalgamation, consolidation, spin-off, combination, transaction or exchange of Shares, or other corporate exchange, or any cash dividend or distribution to shareholders other than ordinary cash dividends or any transaction similar to the foregoing, then the Committee, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will, in such manner as it may deem equitable, adjust the number, class and/or kind of Shares that may be issued under the Plan (including the numerical limits of Sections 3 and 9 and pursuant to the Annual Increase), the Purchase Price per Share and the number of Shares covered by each right under the Plan that has not yet been exercised. For the avoidance of doubt, the Committee may not delegate its authority to make adjustments pursuant to this Section. Except as expressly provided herein, no issuance by the Company of shares of any class, or securities convertible into shares of any class, will affect, and no adjustment by reason thereof will be made with respect to, the number or price of Shares subject to a purchase right.

(b) Change in Control. In the event of a Change in Control, each outstanding right to purchase Shares will be equitably adjusted and assumed or an equivalent right to purchase Shares substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation in a Change in Control refuses to assume or substitute for the purchase right, the successor corporation is not a publicly traded corporation, or there is no successor corporation in the case of a liquidation or dissolution of the Company, the Offering Period then in progress will be shortened by setting a New Purchase Date and will end on the New Purchase Date. The New Purchase Date will be before the date of the Company’s proposed Change in Control. The Committee will notify each Participant in writing, at least ten (10) Trading Days prior to the New Purchase Date, that the Purchase Date for the Participant’s purchase right has been changed to the New Purchase Date and that Shares will be purchased automatically for the Participant on the New Purchase Date, unless prior to such date the Participant has withdrawn from the Offering Period, as provided in Section 14 hereof.

17. Amendments and Termination of the Plan. The Board or the Committee may amend the Plan at any time, provided that, if shareholder approval is required pursuant to Applicable Law, then no such amendment will be effective unless approved by the Company’s shareholders within such time period as may be required. The Board may suspend the Plan or discontinue the Plan at any time, including shortening an Offering Period in connection with a spin-off or other similar corporate event. Upon termination of the Plan, all Contributions will cease and all amounts then credited to a Participant’s account will be equitably applied to the purchase of whole Shares then available for sale, and any remaining amounts will be promptly refunded, without interest (except where required by Applicable Law), to Participants. For the avoidance of doubt, the Board or Committee, as applicable herein, may not delegate its authority to make amendments to or suspend the operations of the Plan pursuant to this Section.

18. Shareholder Approval; Effective Date. The Plan will be subject to approval by the shareholders of the Company within twelve (12) months after the date the Plan is adopted by the Board. Such shareholder approval will be obtained in the manner and to the degree required under Applicable Laws. The Plan will become effective on the Effective Date, subject to approval of the shareholders of the Company as contemplated in the foregoing sentence. For the avoidance of doubt, the Board may not delegate its authority to approve the Plan pursuant to this Section.

19. Conditions Upon Issuance of Shares. Notwithstanding any other provision of the Plan, unless there is an available exemption from any registration, qualification or other legal requirement applicable to the Shares, the Company will not be required to issue any Shares issuable upon exercise of a right under the Plan prior to the completion of any registration or qualification of the Shares under any local, state, federal or foreign securities or exchange control law or under rulings or regulations of any governmental regulatory body, or prior to obtaining any approval or other clearance from any local, state, federal or foreign governmental agency, which registration, qualification or approval the Committee will, in its absolute discretion, deem necessary or advisable. The Company is under no obligation to register or qualify the Shares with any state or foreign securities commission, or to seek approval or clearance from any governmental authority for the issuance or sale of the Shares. If, pursuant to this Section 19, the Committee determines that the Shares will not be issued to any Participant, any Contributions credited to such Participant’s account will be promptly refunded, without interest, to the Participant, without any liability to the Company or any of its Parents, Subsidiaries or Affiliates.

20. Code Sections 409A and 457A; Tax Qualification.

(a) Code Sections 409A and 457A. Rights to purchase Shares granted under a Section 423 Offering are exempt from the application of Sections 409A and 457A of the Code and rights to purchase Shares granted under a Non-423 Offering are intended to be exempt from Sections 409A and 457A of the Code pursuant to the “short-term deferral” exemptions contained therein. In furtherance of the foregoing and notwithstanding any provision in the Plan to the contrary, if the Committee determines that a right granted under the Plan may be subject to Section 409A or Section 457A of the Code or that any provision in the Plan would cause a right under the Plan to be subject to Section 409A or Section 457A of the Code, the Committee may amend the terms of the Plan and/or of an outstanding right granted under the Plan, or take such other action the Committee determines is necessary or appropriate, in each case, without the Participant’s consent, to exempt any outstanding right or future right that may be granted under the Plan from or to allow any such rights to comply with Sections 409A and 457A of the Code, but only to the extent any such amendments or action by the Committee would not violate Section 409A or Section 457A of the Code. Notwithstanding the foregoing, the Company will have no liability to a Participant or any other party if the right to purchase Shares under the Plan that is intended to be exempt from or compliant with Section 409A or Section 457A of the Code is not so exempt or compliant or for any action taken by the Committee with respect thereto. The Company makes no representation that the right to purchase Shares under the Plan is compliant with Section 409A or Section 457A of the Code.

(b) Tax Qualification. Although the Company may endeavor to (i) qualify a right to purchase Shares for favorable tax treatment under the laws of the United States or jurisdictions outside of the United States or (ii) avoid adverse tax treatment (e.g., under Section 409A of the Code), the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment, notwithstanding anything to the contrary in this Plan, including Section 20(a) hereof. The Company will be unconstrained in its corporate activities without regard to the potential negative tax impact on Participants under the Plan.

21. No Employment Rights. Participation in the Plan will not be construed as giving any Participant the right to be retained as an employee of the Company or any Parent, Subsidiary, or Affiliate, as applicable. Furthermore, the Company, a Parent, Subsidiary, or an Affiliate may dismiss any Participant from employment at any time, free from any liability or any claim under the Plan.

22. Governing Law; Choice of Forum. Except to the extent that provisions of this Plan are governed by applicable provisions of the Code or any other substantive provision of United States federal law, this Plan will be governed by and construed in accordance with the laws of the Cayman Islands, without giving effect to the conflict of laws principles thereof. Any legal action related to the Plan, the purchase rights granted under the Plan or any enrollment form or other instrument or agreement relating to the Plan shall be brought only in a United States federal or state court located in the State of California, County of Alameda.

23. Waiver of Jury Trial. Each Participant waives any right it may have to trial by jury in respect of any litigation based on, arising out of, under or in connection with the Plan.

24. Headings. Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings will not be deemed in any way material or relevant to the construction or interpretation of the Plan.

25. Expenses. Unless otherwise set forth in the Plan or determined by the Administrator, all expenses of administering the Plan, including expenses incurred in connection with the purchase of Shares for sale to Participants, will be borne by the Company and its Parents, Subsidiaries or Affiliates.

26. Term of Plan. The Plan will become effective upon its adoption by the Board, subject to approval by the shareholders of the Company as provided in Section 18. It will continue in effect for a term of ten (10) years from the date of such approval by the Company’s shareholders, unless sooner terminated under Section 17.

APPENDIX B

SMART Global Holdings, Inc.

Amended and Restated

2017 Share Incentive Plan

Section 1. Purpose. The purpose of the SMART Global Holdings, Inc. Amended and Restated 2017 Share Incentive Plan (the “Plan”) is to promote the interests of SMART Global Holdings, Inc., an exempted company organized under the laws of the Cayman Islands (together with its successors and assigns, the “Company”) and its shareholders by (i) attracting and retaining exceptional executive personnel, employees, directors, and consultants of the Company and its Affiliates (as defined below); (ii) motivating employees, consultants and directors by means of performance related incentives to achieve longer range performance goals; and (iii) enabling employees, consultants and directors to participate in the long term growth and financial success of the Company. The Plan amends and restates in its entirety the Company’s Amended and Restated 2011 Share Incentive Plan effective as of the business day prior to the IPO Date (as defined below) (the “Effective Date”).

Section 2. Definitions. As used in the Plan, the following terms shall have the meanings set forth below:

(a) “Affiliate” means with respect to any Person, (i) any other Person directly or indirectly controlling, controlled by or under common control with such Person and any entity that is, directly or indirectly, controlled by the Company and (ii) any other entity in which such Person has a significant equity interest or which has a significant equity interest in such Person, in either case as determined by the Committee. For purposes of this definition, the terms “control” (including with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”) when used with respect to any Person, means the possession, directly or indirectly of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. Notwithstanding the foregoing, for purposes of any Incentive Share Option, “Affiliate” shall mean any parent corporation or subsidiary corporation of the Company as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

(b) “Award” means any Option, SAR, Restricted Share Award, Restricted Share Unit, Performance Award, Other Cash-Based Award, or Other Share-Based Award,.

(c) “Award Agreement” means any written agreement, contract, or other instrument or document evidencing any Award, which may, but need not, be executed or acknowledged by a Participant.

(d) “Board” means the Board of Directors of the Company.

(e) “Cause” means, unless otherwise defined in any Employment Agreement or Award Agreement:

(i)	a Participant’s willful and continued failure substantially to perform his or her duties (other than as a result of total or partial incapacity due to physical or mental illness);

(ii)	a Participant’s gross negligence or willful malfeasance in the performance of his or her duties;

(iii)	a Participant’s commission of an act constituting fraud, embezzlement, or any other act constituting a felony or other similar offense under the laws of the United States, the Cayman Islands or any other jurisdiction in which the Company conducts business;

(iv)	a Participant being repeatedly under the influence of alcohol or illegal drugs while performing his or her duties; or

(v)	any other act or omission which is materially injurious to the financial condition or business reputation of the Company or any of its Affiliates as determined in the reasonable discretion of the Company, including a Participant’s breach of the provisions of any non-solicitation, non-competition, trade secret or confidentiality covenant in favor of the Company or its Affiliates binding upon such Participant.

The existence or non-existence of Cause with respect to any Participant will be determined in good faith by the Board.

(f) “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i)	the sale or disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any “person” or “group” (as such terms are used for purposes of Sections 13(d)(3) and 14(d)(2) of the Exchange Act) other than to the Silver Lake Investors or any of their respective Affiliates; or

(ii)	any person or group, other than any of the Silver Lake Investors or any of their respective Affiliates, is or becomes the Beneficial Owner, directly or indirectly, of more than fifty percent (50%) of the total voting power of the outstanding voting shares of the Company, including by way of merger, amalgamation or consolidation or otherwise.

(g) “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time.

(h) “Committee” means a committee of one or more members of the Board and/or officers designated by the Board to administer the Plan. The full Board may act as the Committee under the Plan.

(i) “Consultant” means any natural person, including an advisor, who is a consultant or advisor to the Company or an Affiliate.

(j) “Director” means a member of the Board.

(k) “Disability” shall mean “permanent and total disability” as defined in Section 22(e)(3) of the Code.

(l) “Employee” means an employee of the Company or any of its Affiliates.

(m) “Employment Agreement” means an employment or severance and change of control agreement or other similar agreement entered into between a Participant and the Company or any of its Affiliates.

(n) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(o) “Exercise Price” means the purchase price of the Option as set forth in the Award Agreement.

(p) “Fair Market Value” means, as of any date, unless otherwise determined by the Committee, the value of a Share determined as follows: (i) if there should be a public market for the Shares on such date, the closing market price of the Shares as reported on such date (or such date is not a trading date, on the immediately preceding date on which sales of the Shares have been so reported), or (ii) if there should not be a public market for the Shares on such date, then Fair Market Value shall be the price determined in good faith by the Committee.

(q) “Incentive Share Option” means a right to purchase Shares from the Company that is granted under Section 6 of the Plan and that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

(r) “IPO Date” means the effective date of the first registration statement that is filed by the Company and declared effective pursuant to Section 12(g) of the Exchange Act, with respect to any class of the Company’s securities.

(s) “Non-Qualified Share Option” means a right to purchase Shares from the Company that is granted under Section 6 of the Plan and that is not intended to be an Incentive Share Option.

(t) “Option” means an Incentive Share Option or a Non-Qualified Share Option.

(u) “Other Cash-Based Award” means an Award granted pursuant to Section 10, including cash awarded as a bonus or upon the attainment of specified performance criteria or otherwise as permitted under the Plan.

(v) “Other Share-Based Award” means an Award granted pursuant to Section 11 that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares or factors that may influence the value of Shares, including convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, purchase rights for Shares, dividend rights or dividend equivalent rights or Awards with value and payment contingent upon performance of the Company or business units thereof or any other factors designated by the Committee.

(w) “Participant” means a Person granted an Award under the Plan (and to the extent applicable, any heirs or legal representatives thereof).

(x) “Performance Award” shall mean an Award subject, in part, to the terms, conditions and restrictions described in Section 9, pursuant to which the recipient may become entitled to receive cash, Shares or other property, or any combination thereof, as determined by the Committee.

(y) “Performance Period” means the period established by the Committee with respect to any Performance Award during which the performance goals specified by the Committee with respect to such Award are to be measured.

(z) “Person” means any individual, corporation, limited liability company, partnership, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

(aa) “Restricted Share Award” shall mean an Award of Shares that are issued subject to any applicable terms, conditions and restrictions described in Section 8.

(bb) “Restricted Share Units” or “RSUs” shall mean an Award of the right to receive either (as the Committee determines) Shares or cash equal to the Fair Market Value of a Share on the settlement or payment date, subject to to any applicable terms, conditions and restrictions described in Section 8.

(cc) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(dd) “SEC” means the Securities and Exchange Commission or any successor thereto.

(ee) “Section 162(m)” shall mean §162(m) of the Code, any rules or regulations promulgated thereunder, as they may exist or may be amended from time to time, or any successor to such section.

(ff) “Securities Act” means the Securities Act of 1933, as amended.

(gg) “Shares” means the ordinary shares in the authorized capital of the Company or such other securities as may be designated by the Committee from time to time.

(hh) “Silver Lake Investors” means, collectively, (i) Silver Lake Partners III Cayman (AIV III), L.P., a Cayman Islands exempted limited partnership, Silver Lake Technology Investors III Cayman, L.P., a Cayman Islands exempted partnership and any of their respective Affiliates, designated transferees or successors that hold Shares, and (ii) Silver Lake Sumeru Fund Cayman, L.P., a Cayman Islands exempted limited partnership, Silver Lake Technology Investors Sumeru Cayman, L.P., a Cayman Islands exempted partnership and any of their respective Affiliates, designated transferees or successors that hold Shares.

(ii) “Share Appreciation Right” or “SAR” shall mean an Award of a right to receive (without payment to the Company) cash, Shares or other property, or other forms of payment, or any combination thereof, as determined by the Committee, based on the increase in the value of the number of Shares specified in the Share Appreciation Right. Share Appreciation Rights are subject to any applicable terms, conditions and restrictions described in Section 7.

(jj) “Substitute Awards” means Awards granted in assumption of, or in substitution for, outstanding awards previously granted by a company acquired by the Company or with which the Company combines.

Section 3. Administration.

(a) Authority of Committee. The Plan shall be administered by the Committee. Subject to the terms of the Plan, applicable law and contractual restrictions affecting the Company, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to:

(i)	designate Participants;

(ii)	determine the type or types of Awards to be granted to a Participant and the exercise price or purchase price, if applicable;

(iii)	determine the number of Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards;

(iv)	determine the terms and conditions (including the vesting schedule, if any) of any Award and Award Agreement;

(v)	determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended;

(vi)	determine whether to cancel an Option or SAR in exchange for the grant of a new Award or for cash, including to the extent such action would have the effect of reducing the exercise price of such Option or SAR;

(vii)	determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee;

(viii)	interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan;

(ix)	establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and

(x)	make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

(b) Committee Composition. If the Board in its discretion deems it advisable, the Board may provide that the Committee may consist solely of (i) Directors who are independent, within the meaning of and to the extent required by applicable rulings and interpretations of the applicable stock market or exchange on which the Shares are or traded, (ii) two or more “Outside Directors” as defined in the regulations under Section 162(m) of the Code and/or (iii) two or more “Non-Employee Directors” as defined in Rule 16b-3. To the extent permitted by applicable law, the Board or the Committee may delegate to one or more officers of the Company some or all of its authority under the Plan, including the authority to grant Options and SARs or other Awards in the form of Shares (except that such delegation shall not be applicable to any Award for a Person then covered by Section 16 of the Exchange Act), and the Committee may delegate to one or more committees of the Board (which may consist of solely one Director) some or all of its authority under the Plan, including the authority to grant all types of Awards, in accordance with applicable law.

(c) Committee Discretion Binding. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all Persons, including the Company, any of its Affiliates, any Participant, any holder or beneficiary of any Award, any shareholder and any Employee. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee deems necessary or desirable.

Section 4. Shares Available For Awards.

(a) Shares Available. Subject to adjustment as provided in this Section, the number of Shares with respect to which Awards may be granted under the Plan on and following the Effective Date shall be 1,500,000, plus an annual increase on the first day of each fiscal year during the term of the Plan beginning with the fiscal year starting September 1, 2017 and continuing for ten fiscal years (ending with the fiscal year starting September 1, 2026), in each case in an amount equal to the lesser of (i) 1,500,000 shares, (ii) 2.5% of the number of shares of the ordinary shares outstanding on such date, or (iii) an amount determined by the Board. In addition, if, on or after the Effective Date, any Shares covered by an Award granted under the Plan (including any Awards granted prior to the Effective Date and outstanding as of the Effective Date, as well as any Substitute Award) or to which such an Award relates are forfeited, or if such an Award is settled for cash or otherwise terminates or is canceled without the delivery of Shares, then the Shares covered by such Award, or to which such Award relates, shall again become Shares with respect to which Awards may be granted. In addition, Shares tendered in satisfaction or partial satisfaction of the exercise price of any Award or any tax withholding obligations will again become Shares with respect to which Awards may be granted. All of the Shares reserved under the Plan may be designated as Incentive Share Options. Shares issued under the Plan may consist, in whole or in part, of authorized and unissued shares.

(b) Section 162(m) Limitations. Subject to the provisions below relating to adjustments upon changes in the shares of the ordinary shares, no Participant shall be granted during any calendar year (i) Options and SARs covering more than 2,000,000 Shares, (ii) Performance Awards denominated in Shares covering more than 1,000,000 Shares, and (iii) with respect to any Performance Award or Cash-Based Award denominated by dollar value, $10,000,000 during any calendar year.

(c) Non-Employee Director Limits. Subject to the provisions below relating to adjustments upon changes in the shares of the ordinary shares, during any calendar year, no non-employee Director may be granted (i) Award(s) (denominated in Shares) with a grant date fair value exceeding $750,000 or (ii) Award(s) denominated in cash in excess of $750,000.

(d) Adjustments. In the event of any change in the outstanding Shares by reason of any Share dividend, Share split, reverse Share split, reorganization, recapitalization, merger, amalgamation, consolidation, spin-off, combination, transaction or exchange of Shares, or other corporate exchange, or any cash dividend or distribution to shareholders other than ordinary cash dividends or any transaction similar to the foregoing, the Committee shall make such proportionate substitution or adjustment, if any, as it deems to be equitable, as to (i) the number or kind of Shares or other securities issued or reserved for issuance pursuant to the Plan, including any individual or other limits set forth in this Section, or pursuant to outstanding Awards, (ii) the Exercise Price of any Option and/or (iii) any other affected terms of outstanding Awards; provided, that, for the avoidance of doubt, in the case of the occurrence of any of the foregoing events that is an “equity restructuring” (within the meaning of the Financial Accounting Standards Board Accounting Standard Codification (ASC) Section 718, Compensation — Stock Compensation (FASB ASC 718)), the Committee shall make an equitable adjustment to outstanding

Awards to reflect such event; and provided, further, that in the case of any Share dividend, Share split or reverse split, recapitalization, combination, reclassification or other distribution of the Company’s equity securities with respect to the Shares without receipt of consideration by the Company, the Committee shall make a proportionate adjustment.

(e) Substitute Awards. Any Shares underlying Substitute Awards shall not be counted against the Shares authorized for issuance under the Plan and shall, subject to existing corporate authorities, increase the number of Shares available for issuance hereunder, unless determined otherwise by the Committee.

Section 5. Eligibility.

(a) General. Any Employee, Consultant or Director shall be eligible to be selected by the Committee to receive an Award under the Plan.

(b) Incentive Share Options. Only Employees who are U.S. taxpayers shall be eligible for the grant of Incentive Share Options.

(c) Non-Employee Directors. Awards may be granted to Non-Employee Directors in accordance with the policies established from time to time by the Board or the Committee specifying the number of shares (if any) to be subject to each such Award and the time(s) at which such awards shall be granted. Awards granted to Non-Employee Directors shall be on terms and conditions determined by the Board or the Committee, subject to the provisions of the Plan.

Section 6. Options.

(a) Grants. The Committee is authorized to grant Options to Participants with the terms and conditions set forth in this Section and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine.

(b) Type of Option. The Committee shall have the authority to grant Incentive Share Options to U.S. taxpayers or to grant Non-Qualified Share Options to any Participant, or both. In the case of Incentive Share Options, the terms and conditions of such grants shall be subject to and comply with the provisions of Section 422 of the Code, as from time to time amended, or any successor provision thereto, and any regulations implementing such statute.

(c) Exercise Price. The Committee in its sole discretion shall establish the Exercise Price at the time each Option is granted. Notwithstanding the foregoing, the Exercise Price of any Option granted shall not be less than 100% of the Fair Market Value at the time the Option is granted.

(d) Exercise. Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the applicable Award Agreement or thereafter. The Committee may impose such conditions with respect to the exercise of Options, including without limitation, any relating to the application of U.S. federal or state securities laws, or those of any other jurisdiction, as it may deem necessary or advisable.

(e) Payment. No Shares shall be delivered pursuant to any exercise of an Option until payment in full of the exercise price is received by the Company, together with any documentation required by the Company and any applicable taxes. Such payment may be made:

(i)	in cash;

(ii)	if approved by the Committee, in Shares (the value of such Shares shall be their Fair Market Value on the date of exercise) owned by the Participant for the period required to avoid a charge to the Company’s earnings;

(iii)	if approved by the Committee, by a combination of the foregoing;

(iv)	if approved by the Committee, in accordance with a broker-assisted cashless exercise program; or

(v)	if approved by the Committee, through net settlement in Shares; or

(vi)	in such other manner as permitted by the Committee at the time of grant or thereafter.

Section 7. Share Appreciation Rights.

(a) The Committee may grant Share Appreciation Rights pursuant to this Section, with such additional terms and conditions as the Committee shall determine.

(b) The Committee shall determine the number of Shares to be subject to each Award of Share Appreciation Rights. Share Appreciation Rights shall have an exercise or base price no less than the Fair Market Value of the Shares covered by the right on the date of grant.

(c) Any Share Appreciation Right may be exercised during its term only at such time or times and in such installments as the Committee may establish and shall not be exercisable after the expiration of ten years from the date it is granted.

(d) An Award of Share Appreciation Rights shall entitle the holder to exercise such Award and to receive from the Company in exchange thereof, without payment to the Company, that number of Shares or cash having an aggregate value equal to the excess of the Fair Market Value of one Share, at the time of such exercise, over the exercise price, times the number of Shares subject to the Award, or portion thereof, that is so exercised or surrendered, as the case may be.

(e) No grant of SARs may be accompanied by a tandem award of dividend equivalents or provide for dividends, dividend equivalents or other distributions to be paid on such SARs (except as provided under Section 4(d)).

Section 8. Restricted Share Awards and Restricted Share Units.

(a) The Committee is authorized to grant Restricted Share Awards and Restricted Share Units (or RSUs) pursuant to this Section, with such additional terms and conditions as the Committee shall determine.

(b) The Committee shall determine the number of Shares to be issued to a Participant pursuant to Restricted Share Award or Restricted Share Units, and the extent, if any, to which they shall be issued in exchange for cash, other consideration, or both. The Award Agreement shall specify the vesting schedule and, with respect to RSUs, the delivery schedule (which may include deferred delivery later than the vesting date).

(c) The Committee may, in its discretion, specify in the applicable Award Agreement that any or all dividends, dividend equivalents or other distributions, as applicable, paid on Restricted Share Awards or RSUs prior to vesting or settlement, as applicable, be paid either in cash or in additional Shares and either on a current or deferred basis (and may be subject to the same vesting restrictions as the underlying Award) and that such dividends, dividend equivalents or other distributions may be reinvested in additional Shares, which may be subject to the same restrictions as the underlying Awards. Notwithstanding the foregoing, dividends and dividend equivalents with respect to Restricted Share Awards and Restricted Share Units that are granted as Performance Awards shall vest only if and to the extent that the underlying Performance Award vests, as determined by the Committee.

(d) If, and to the extent that, the Committee intends that an Award granted under this Section shall qualify under Section 162(m), such Award shall be structured in accordance with the requirements of Section 9 below, including the performance criteria set forth therein and the Award limitations set forth in Section 5, and any such Award shall be considered a Performance Award for purposes of the Plan.

Section 9. Performance-Based Awards.

(a) Grant. Subject to the limitations set forth in Section 4, the Committee may grant a Performance Award which shall consist of a right that is (i) denominated and/or payable in cash, Shares or any other form of Award issuable under this Plan (or any combination thereof) (other than Options or Share Appreciation Rights), (ii) valued, as determined by the Committee, in accordance with the achievement of such performance goals applicable to such Performance Periods as the Committee shall establish and (iii) payable at such time and in such form as the Committee shall determine. The Committee may award Performance Awards that are intended to be performance-based compensation under Section 162(m).

(b) Terms and Conditions. For Performance Awards intended to be performance-based compensation under Section 162(m), the Performance Awards shall be conditioned upon the achievement of pre-established goals relating to one or more of the following performance measures, as determined in writing by the Committee and subject to such modifications as specified by the Committee: cash flow; cash flow from operations; earnings (including, but not limited to, earnings before interest, taxes, depreciation and amortization or some variation thereof); earnings per share, diluted or basic; earnings per share from continuing operations; net asset turnover; inventory turnover; capital expenditures; debt; debt reduction; working capital; return on investment; return on sales; net or gross sales; market share; economic value added; cost of capital; change in assets; expense reduction levels; productivity; delivery performance; safety record and/or performance; environmental record and/or performance; share price; return on equity; total or relative increases to shareholder return; return on invested capital; return on assets or net assets; revenue; income or net income; operating income or net operating income; operating profit or net operating profit; gross margin, operating margin or profit margin; and completion of acquisitions, business expansion, product diversification, new or expanded market penetration, and other non-financial operating and management performance objectives. To the extent consistent with Section 162(m), the Committee may determine that certain adjustments shall apply, in whole or in part, in such manner as determined by the Committee, to exclude or include the effect of specified events that occur during a Performance Period. Performance measures may be determined either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or subsidiary entity thereof, either individually, alternatively or in any combination, and measured over a period of time including any portion of a year, annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous fiscal years’ results or to a designated comparison group, in each case as specified by the Committee.

(c) Preestablished Performance Goals. For Performance Awards intended to be performance-based compensation under Section 162(m), performance goals relating to the performance measures set forth above shall be preestablished in writing by the Committee, and achievement thereof certified in writing prior to payment of the Award, as required by Section 162(m) and regulations promulgated thereunder. All such performance goals shall be established in writing no later than ninety (90) days after the beginning of the applicable Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) and regulations promulgated thereunder). In addition to establishing minimum performance goals below which no compensation shall be payable pursuant to a Performance Award, the Committee, in its sole discretion, may create a performance schedule under which an amount less than or more than the target award may be paid so long as the performance goals have been achieved.

(d) Additional Restrictions/Negative Discretion. Performance Awards that are intended to qualify as Section 162(m) Compensation shall be settled only after the end of the relevant Performance Period. The Committee, in its sole discretion, may also establish such additional restrictions or conditions that must be satisfied as a condition precedent to the payment of all or a portion of any Performance Awards. Such additional restrictions or conditions need not be performance-based and may include, among other things, the receipt by a Participant of a specified annual performance rating, the continued employment by the Participant and/or the achievement of specified performance goals by the Company, business unit or Participant. Furthermore, and notwithstanding any provision of this Plan to the contrary, the Committee, in its sole discretion, may retain the discretion to reduce the amount of any Performance Award to a Participant if it concludes that such reduction is necessary or appropriate; provided, however, the Committee shall not use its discretionary authority to increase any Performance Award that is intended to be performance-based compensation under Section 162(m).

(e) Payment or Settlement of Performance Awards. Performance Awards may be paid or settled, as applicable, in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee and compliant with Section 162(m), on a deferred or accelerated basis.

Section 10. Other Cash-Based Awards.

(a) Terms and Conditions. The Committee may grant Other Cash-Based Awards in the form of cash bonus or cash incentive awards, which may but need not be valued in whole or in part by reference to, or otherwise based on or related to, Shares. Subject to the terms of this Plan and any applicable Award agreement, the Committee shall determine the terms and conditions of any such Other Cash-Based Award.

Section 11. Other Share-Based Awards.

(a) Terms and Conditions. The Committee may grant Other Share-Based Awards, which shall consist of any right that is (i) not an Award described in Sections 6 through 9 above and (ii) an Award of Shares or an Award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as deemed by the Committee to be consistent with the purposes of this Plan. Subject to the terms of this Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of any such Other Share-Based Award.

Section 12. Effect Of Termination Of Employment Or Service.

(a) Termination of Employment or Service. Except as the Committee may otherwise provide at the time the Award is granted or thereafter, or as required to comply with applicable law, if a Participant’s employment or service with the Company and its Affiliates is terminated by Participant or by the Company for any reason (other than death or Disability or by the Company for Cause), then vesting shall immediately cease and, to the extent vested as of the date of termination, an Award may be retained and, if applicable, exercised until the earlier of (i) the date three months (or such longer or shorter period, if any, specified in the applicable Award Agreement or Employment Agreement) after such termination of employment or service or (ii) the date such Award would have expired had it not been for the termination of employment or service, after which time, in either case, the Award shall expire.

(b) Death or Disability. Except as the Committee may otherwise provide at the time the Award is granted or thereafter, or as required to comply with applicable law, if a Participant’s employment or service with the Company and its Affiliates is terminated by reason of death or Disability, then vesting shall immediately cease and, to the extent vested as of the date of termination, the Award may be retained and, if applicable, exercised by the Participant or his successor (if employment or service is terminated by death) until the earlier of (i) the date one year after such termination of employment or service or (ii) the date such Award would have expired had it not been for the termination of such employment or service, after which time, in either case, the Award shall expire.

(c) Cause. Except as the Committee may otherwise provide at the time the Award is granted or thereafter, or as required to comply with applicable law, if a Participant’s employment or service with the Company and its Affiliates is terminated by the Company or an Affiliate for Cause, all Awards held by such Participant shall be forfeited and shall expire immediately on the date of termination.

Section 13. Amendment and Termination.

(a) Amendment or Termination of the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided that (i) no such amendment, alteration, suspension, discontinuation or termination shall be made without shareholder approval if such approval is necessary to comply with any tax or regulatory requirement with which the Board deems it necessary or desirable to qualify or comply and (ii) any amendment, alteration, suspension, discontinuance, or termination that would adversely affect the rights of a Participant with respect to any outstanding Award shall not to that extent be effective with respect to such Award without the consent of the affected Participant, holder or beneficiary, except as otherwise provided in Section 14 below or elsewhere in the Plan. Notwithstanding anything to the contrary herein, the Committee may amend the Plan in such manner as may be necessary so as to have the Plan conform with local rules and regulations in any jurisdiction outside the United States.

(b) Amendment or Termination of Awards. Subject to the terms of the Plan and applicable law, the Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would adversely affect the rights of a Participant shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary, except as otherwise provided in Section 14 below or elsewhere in the Plan or the applicable Award Agreement.

Section 14. Corporate Transactions.

(a) Change in Control. Any provision of this Plan or any Award Agreement to the contrary notwithstanding, in the event of a Change in Control, the Committee, in its sole discretion, (i) may cause any outstanding Award to be (A) continued by the Company, (B) assumed, or substituted with a substantially equivalent award, by the successor company (or its parent or any of its subsidiaries), (C) accelerated with respect to vesting and/or exercisability, as applicable, or (D) canceled in consideration of a cash payment or alternative Award, if applicable, made to the holder of such canceled Award equal in value to the excess, if any, of the value of the consideration to be paid in the Change in Control transaction, directly or indirectly, to holders of the same number of Shares subject to such Award (the “Deal Consideration”) (or if no consideration is paid in any such transaction, the Fair Market Value of such canceled Award) over the aggregate exercise price; provided, however, that the Committee may determine that only holders of vested Awards shall receive any such cash payment or alternative Award; and further provided, that any Award with an aggregate exercise price that equals or exceeds the Deal Consideration (or if no consideration is paid in any such transaction, the Fair Market Value of such canceled Award) shall be canceled without payment or consideration thereof; or (ii) may take any other action or actions with respect to the outstanding Awards that it deems appropriate, which need not be uniform with respect to all Participants and/or Awards. Any Award (or any portion thereof) not continued or assumed by the Company or the successor company (or its parent or any of its subsidiaries), as applicable, pursuant to the foregoing shall terminate on such Change in Control and the holder thereof shall be entitled to no consideration for such Award.

(b) Dissolution or Liquidation. In the event of a dissolution or liquidation of the Company, then all outstanding Awards shall terminate immediately prior to such event.

Section 15. General Provisions.

(a) Clawback Policy. Notwithstanding the foregoing, any Award granted under the Plan which is or becomes subject to recovery under any Company policy, or pursuant to any law, regulation or stock exchange listing requirement, shall be subject to such deductions, recoupment, and clawback as may be required to be made pursuant thereto.

(b) Dividend Equivalents. In the sole and complete discretion of the Committee, an Award may provide the Participant with dividends or dividend equivalents, payable in cash, Shares, other securities or other property on a current or deferred basis.

(c) Nontransferability of Awards. Except to the extent otherwise provided in an Award Agreement or as determined by the Committee (except with respect to Incentive Share Options), no Award shall be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant, except by will or the laws of descent and distribution.

(d) No Rights to Awards. No Employee, Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Employees, Participants, or holders or beneficiaries of Awards. The terms and conditions of Awards need not be the same with respect to each recipient.

(e) Lock-up Period. Unless otherwise determined by the Committee, Shares shall not be issued under this Plan unless the Participant agrees that he or she will not sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Shares (or other securities of the Company) held by the Participant prior to the date 180 days following the effective date of a registration statement with respect to any underwritten public offering by the Company of its securities as requested by the managing underwriters for such offering.

(f) Shares. No certificates will be issued in respect of the Shares unless the Board determines otherwise. Shares may be issued of record in the name of the Participant and registered on the Register of Members of the Company or otherwise as permitted by applicable law.

(g) Withholding. As a condition to the issuance of any Shares in satisfaction of an Award, a Participant may be required to pay to the Company or any of its Affiliates, and the Company or any Affiliate shall have the right and is hereby authorized (i) to withhold from any Award, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant, the amount (in cash, Shares, other securities, other Awards or other property, in each case if permissible under local law) of any applicable taxes, social contributions or other amounts required by applicable law in respect of the grant, exercise, lapse or vesting of an Award or any payment or transfer under an Award or under the Plan, including net share withholding up to the statutory maximum amount, and (ii) to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such amounts.

(h) Award Agreements. Each Award hereunder may be evidenced by an Award Agreement which shall specify the terms and conditions of the Award and any rules applicable thereto.

(i) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other compensation arrangements.

(j) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ or service of the Company or any Affiliate and shall not lessen or affect the right of the Company or its Affiliates to terminate the employment or service of a Participant.

(k) Rights as a Shareholder. Subject to the provisions of the applicable Award, no Participant or holder or beneficiary of any Award shall have any rights as a shareholder with respect to any Shares to be issued under the Plan until he or she has become the holder of such Shares.

(l) Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the Cayman Islands, without, to the fullest extent permissible thereby, application of the conflict of law principles thereof.

(m) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(n) Other Laws. The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant in connection therewith shall be promptly refunded to the relevant Participant, holder or beneficiary. Without limiting the generality of the foregoing, no Award granted hereunder is, nor shall be construed as, an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole discretion has determined that any such offer, if made, would be in compliance with all applicable requirements of the laws of the Cayman Islands, the U.S. federal securities laws and any other laws to which such offer, if made, would be subject.

(o) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

(p) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash or other securities or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

(q) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

(r) Proprietary Information and Inventions Agreement. Except as otherwise determined by the Committee, a Participant shall, as a condition precedent to the exercise or settlement of an Award, have executed and be in compliance with the Company’s (or its Affiliate’s) standard form of confidentiality and non-disclosure agreement.

(s) Modification of Award Terms for non-U.S. Participants. The Committee shall have the discretion and authority to grant Awards with such modified terms as the Committee deems necessary or appropriate in order to comply with the laws of the country in which the Participant resides or is employed, and the Committee may establish a subplan under this Plan for such purposes.

(t) Data Protection. By participating in the Plan, the Participant consents to the holding and processing of personal information provided by the Participant to the Company or any Affiliate, trustee or third party service provider, for all purposes relating to the operation of the Plan. These include, but are not limited to:

(1) administering and maintaining Participant records;

(2) providing information to the Company, any Affiliate, trustees of any employee benefit trust, registrars, brokers or third party administrators of the Plan;

(3) providing information to future purchasers or merger partners of the Company or any Affiliate, or the business in which the Participant works; and

(4) transferring information about the Participant to any country or territory that may not provide the same protection for the information as the Participant’s home country.

(u) Company Governing Instruments. All Shares issued and/or vested pursuant to an Award or Substitute Award, or transferred thereafter, shall be held subject to the Memorandum and Articles of Association of the Company.

Section 16. Term of The Plan.

The Plan shall remain in effect until May 18, 2027, unless terminated earlier by the Board under the terms of the Plan. Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted hereunder may, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under any such Award shall, continue after the authority for grant of new Awards hereunder has been exhausted.

Section 17. Section 409A and 457.

It is intended that the Company grant Awards under the Plan that are exempt from, or comply with, Sections 409A and 457 of the Code. Notwithstanding other provisions of this Plan or any Award Agreements hereunder, no Award shall be granted, deferred, accelerated, extended, paid out or modified under this Plan in a manner that would result in the imposition of an additional tax under Section 409A of the Code upon a Participant. In the event that it is reasonably determined by the Committee that, as a result of Section 409A of the Code, payments in respect of any Award under the Plan may not be made at the time contemplated by the terms of the Plan or the relevant Award Agreement, as the case may be, without causing the Participant holding such Award to be subject to taxation under Section 409A of the Code, the Company will make such payment on the first day that would not result in the Participant incurring any tax liability under Section 409A of the Code. The Company shall use commercially reasonable efforts to implement the provisions of this Section in good faith; provided that neither the Company, the Committee nor any of the Company’s employees, directors or representatives shall have any liability to any Participant with respect to this Section.

VOTE BY INTERNET—www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. SMART GLOBAL HOLDINGS, INC. c/o SMART Modular Technologies, Inc. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS 39870 EUREKA DRIVE If you would like to reduce the costs incurred by our company in mailing proxy NEWARK, CA 94560-4809 materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. The Board of Directors recommends you vote FOR the election of each of the following Class I director nominees and FOR proposals 2, 3 and 4: 1. Election of Directors    Nominees For Against Abstain 1a. Iain MacKenzie    0 0 0 1b. Sandeep Nayyar    0 0 0 1c. Mukesh Patel    0 0 0 For Against Abstain 2. Ratification of the selection of Deloitte & Touche LLP as the independent registered public accounting firm    0 0 0    for SMART Global Holdings, Inc. for the current fiscal year; 3. Approval of the Employee Share Purchase Plan; and    0 0 0 4. Approval of the material terms of the SMART Global Holdings, Inc. Amended and Restated 2017 Share Incentive    0 0 0    Plan for purposes of Section 162(m). NOTE: Such other business as may properly come before the meeting or any adjournment thereof. . 17 . 1 . 0    R1 _ 1 Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or 0000349343 partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and 10-K Wrap are available at www.proxyvote.com SMART GLOBAL HOLDINGS, INC. Annual Meeting of Shareholders January 24, 2018 10:00 AM PST This proxy is solicited by the Board of Directors The shareholder(s) hereby appoint(s) Bruce Goldberg and Jack Pacheco, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the ordinary shares of SMART GLOBAL HOLDINGS, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of shareholder(s) to be held at 10:00 AM, PST on 1/24/2018, at the DoubleTree Hotel, 39900 Balentine Drive, Newark, CA 94560, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. . 17 . 1 . 0    R1 _ 2 0000349343 Continued and to be signed on reverse side